UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule
14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.

)

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Biodesix, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION – DATED APRIL 17, 2025

Biodesix, Inc.

919 West Dillon Rd.,

Louisville, CO 80027

Notice of 2025 Annual Meeting of Stockholders

Dear Biodesix Stockholders:

You are invited to attend Biodesix, Inc.’s 2025 Annual Meeting of Stockholders (the Annual Meeting).

Date:	May 20, 2025 (Tuesday)

Time:	1:00 p.m., Mountain Time

Virtual Location:	You can attend the Annual Meeting online, including to vote and/or submit questions, at www.proxydocs.com/BDSX. See page 1 of the accompanying proxy statement for additional information regarding participation in the virtual meeting.

Items of Business:

At the Annual Meeting, stockholders will be asked to vote:

1.  To elect the two Class II directors named in this proxy statement to hold office until the 2028 annual meeting of stockholders;

2.  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025;

3.  To approve an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20 inclusive, as determined by our board of directors in its discretion, subject to our board of directors’ authority to abandon such amendments;

4.  To approve the Company’s Amended and Restated Employee Stock Purchase Plan; and

5.  To conduct any other business properly brought before the meeting, or any adjournment or postponement thereof.

Record Date:	You can participate in the Annual Meeting and vote if you were a stockholder of record as of the close of business on March 24, 2025.

Voting:	Your vote is very important to us. Whether or not you plan to attend the virtual Annual Meeting, please ensure your shares are represented by voting promptly. For instructions on how to vote your shares, please refer to the instructions included with this proxy statement and your proxy card.

By order of the Board of Directors,

Robin Harper Cowie

Chief Financial Officer, Secretary and Treasurer

April 17, 2025

This Notice of 2025 Annual Meeting of Stockholders, the accompanying proxy statement and our 2024 Annual Report on Form 10-K are available on our website at https://investors.biodesix.com/investor-relations in the SEC Filings section, as well as at www.proxydocs.com/BDSX.

AUDIT MATTERS	39

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm	39

Report of the Audit Committee	40

REVERSE STOCK SPLIT	41

Proposal Three: Approval of an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, inclusive, as determined by our board of directors in its discretion, subject to our board of directors’ authority to abandon such amendments	41

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN	50

Proposal Four: Approval of the Company’s Amended and Restated ESPP to increase the available shares of the Company’s Common Stock under the plan by 1,451,500 and to increase the maximum number of shares of the Company’s Common Stock that may be provided as the result of the plan’s annual automatic increase to 3,000,000	50

ADDITIONAL INFORMATION	54

Other Matters	54

Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders	54

Availability of Annual Report on Form 10-K	54

Annex A	A-1

Annex B	B-1

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION – DATED APRIL 17, 2025

Proxy Statement

2025 Annual Meeting of Stockholders

May 20, 2025

ANNUAL MEETING INFORMATION

Our board of directors is soliciting your proxy for the 2025 Annual Meeting of Stockholders (the Annual Meeting) of Biodesix, Inc. (Biodesix, the Company, we, us or our) and at any adjournment, continuation or postponement of the meeting for the purposes described in this proxy statement and the accompanying Notice of 2025 Annual Meeting of Stockholders. The Annual Meeting will take place virtually on May 20, 2025 at 1:00 p.m. Mountain Time. You must register to attend the meeting online and/or participate at www.proxydocs.com/BDSX using the control number on your proxy card or notice. You will receive an email one hour prior to the meeting containing a link which will connect you to the meeting portal. If you held shares of our Common Stock as of the close of business on March 24, 2025, you will be able to vote on the proposals described in this proxy statement and submit questions online through the virtual meeting platform during the Annual Meeting. On or about April 28, 2025, we will be mailing a copy of our Annual Report on Form 10-K for the year ended December 31, 2024 (the 2024 Annual Report), this Proxy Statement and the proxy card (together, the Proxy Materials). The documents will be available at www.proxydocs.com/BDSX.The proxy card will also include information on how to vote online or by telephone or by returning your proxy card by mail.

Who can vote?

If you were a stockholder of record as of the close of business on March 24, 2025 (the record date), you are entitled to vote your shares at the Annual Meeting. As of the record date, 146,443,291 shares of our Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote on each matter properly brought before to the meeting.

What am I voting on?

You are being asked to vote on four proposals:

●	Proposal One: To elect the two Class II directors named in this proxy statement to hold office until the 2028 annual meeting of stockholders;

●	Proposal Two: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025;

●

Proposal Three: To approve an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, inclusive, as determined by our board of directors in its discretion, subject to our board of directors’ authority to abandon such amendments; and

●

Proposal Four: To approve the Company’s Amended and Restated Employee Stock Purchase Plan to increase the available shares of the Company’s Common Stock under the plan by 1,451,500 and to increase the maximum number of shares of the Company’s Common Stock that may be provided as the result of the plan’s annual automatic increase to 3,000,000.

2025 Proxy Statement	1

How does the board of directors recommend that I vote on each proposal?

The board of directors recommends that our stockholders vote:

●	“For” the election of the two Class II directors named in this proxy statement to hold office until the 2028 annual meeting of stockholders;

●	“For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025;

●	“For” the approval of an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock; and

●	“For” the approval of the Company’s Amended and Restated Employee Stock Purchase Plan.

What if another matter is properly brought before the meeting?

The board of directors is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee. You may also vote your shares electronically during a designated portion of the virtual Annual Meeting after your successful registration at www.proxydocs.com/BDSX. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described below.

●	Stockholders of Record: Shares Registered in Your Name

Vote by Proxy in Advance of the Annual Meeting: If, on the record date, your shares were registered directly in your name with Biodesix’s transfer agent, Computershare Trust Company, N.A., then you are a “stockholder of record.” As a stockholder of record, you may vote by proxy in advance of the Annual Meeting in three ways:

Vote by Internet

Go to

http://www.proxypush.com/ BDSX to complete an electronic proxy card. You will be asked to provide the Company number and control number from your proxy card. Your vote must be received prior to the meeting start time to be counted.

Vote by telephone

Dial toll-free 1-866-291-6774 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from your proxy card. Your vote must be received prior to the meeting start time to be counted.

Vote by mail

Complete, sign and date the proxy card you received as part of the Proxy Materials, and return it promptly in the envelope provided. If your signed proxy card is received prior to the meeting date, we will vote your shares as you direct.

2025 Proxy Statement	2

●	Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If, on the record date, your shares were held not in your name, but in an account with a broker, bank or other nominee as custodian on your behalf, then you are considered the “beneficial owner” of shares held in “street name.” The Proxy Materials are being forwarded to you by that broker, bank or other nominee who is considered the stockholder of record of those shares for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions for voting set forth on that organization’s voting instruction card.

What is the effect of giving a proxy? What if I return a proxy card or otherwise vote but do not make specific choices?

Proxies are solicited by and on behalf of the board of directors. Robin Harper Cowie (our Chief Financial Officer, Secretary and Treasurer) and Christopher C. Vazquez (our Chief Accounting Officer) have been designated as proxy holders by the board of directors. If you properly grant your proxy, your shares will be voted as you instruct. If you return a signed proxy card or otherwise vote without marking specific voting selections, your shares will be voted as the board of directors recommends: “For” the election of two Class II directors (Proposal One); “For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025 (Proposal Two); “For” the approval of the amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock (Proposal Three); “For” the approval of the Company’s Amended and Restated Employee Stock Purchase Plan (Proposal Four); and in accordance with the best judgment of your proxy holder for any other matters properly brought before the meeting, if any.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy and voting instructions at any time prior to the vote at the annual meeting. To do so:

● Submit a new proxy card or voting instructions to the independent tabulator, Mediant Communications Inc. (Mediant), by mail, telephone or through the Internet by the closing of the polls at the annual meeting.

● Attend the virtual Annual Meeting and vote electronically during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.

If you are the beneficial owner of shares held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke previously submitted voting instructions.

What are broker non-votes?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The routine matters to be presented at the Annual Meeting are the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025 (Proposal Two) and approval of an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock (Proposal Three). The election of two Class II directors (Proposal One) and the approval of the Company’s Amended and Restated Employee Stock Purchase Plan (Proposal Four) are non-routine matters.

2025 Proxy Statement	3

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercises discretionary voting authority on Proposal Two and Proposal Three, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One and Proposal Four and any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. A quorum will be present if the holders of at least a majority of the outstanding shares of our Common Stock entitled to vote are present at the Annual Meeting online or represented by proxy. On the record date, there were 146,443,291 shares of our Common Stock outstanding and entitled to vote. Therefore, the holders of 73,221,646 shares must be present online or represented by proxy at the Annual Meeting to have a quorum. For purposes of determining the presence of a quorum, abstentions, withheld votes and broker non-votes are counted. If there is no quorum, the holders of a majority of shares present or represented by proxy at the Annual Meeting may adjourn the meeting to a later date.

2025 Proxy Statement	4

What vote is required for the approval of each proposal? What effect do “withhold” votes, abstentions and broker non-votes have on the proposals?

The following chart summarizes the proposals to be considered at the Annual Meeting, the vote required for approval of each proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of “Withheld” Votes or Abstentions	Effect of “Broker Non-Votes”
Proposal One: Election of the two Class II directors named in this proxy statement	For or Withhold on each nominee

Plurality of the votes cast. This means that the two nominees receiving the highest number of “For” votes (from the holders of votes of shares present or represented by proxy and entitled to vote on the election of directors) will be elected as Class II directors.

			“Withheld” votes have no effect; only “For” votes affect the outcome of the election.	Brokers do not have discretion to vote. Broker non-votes will have no effect; only “For” votes affect the outcome of the election.
Proposal Two: Ratification of appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2025	For, Against or Abstain	Affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal.	Abstentions are considered shares present and entitled to vote, and therefore have the same impact as votes “Against” the proposal.	Brokers have discretion to vote. Therefore, we do not expect any broker non-votes.

Proposal Three: Approval of an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, inclusive, as determined by our board of directors in its discretion, subject to our board of directors’ authority to abandon such amendments

	For, Against or Abstain	Affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal.	Abstentions are considered shares present and entitled to vote, and therefore have the same impact as votes “Against” the proposal.	Brokers have discretion to vote. Therefore, we do not expect any broker non-votes.

Proposal Four: Approval of the Company’s Amended and Restated Employee Stock Purchase Plan to increase the available shares of the Company’s Common Stock under the plan by 1,451,500 and to increase the maximum number of shares of the Company’s Common Stock that may be provided as the result of the plan’s annual automatic increase to 3,000,000

	For, Against or Abstain	Affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal.	Abstentions are considered shares present and entitled to vote, and therefore have the same impact as votes “Against” the proposal.	Brokers do not have discretion to vote. Broker non-votes will have no effect; only “For” votes affect the outcome of the election.

2025 Proxy Statement	5

Important Information About Our Virtual Annual Meeting:

•

Why is the Annual Meeting being held in a virtual format this year? The Annual Meeting will be held in a virtual meeting format via live audio webcast, and will provide access to the Annual Meeting for our stockholders regardless of geographic location. We have designed our virtual format to help ensure that our stockholders who attend the Annual Meeting virtually will be afforded similar rights and opportunities to participate as they would at an in-person meeting.

•

How can I attend Annual Meeting online? To join the Annual Meeting online, visit www.proxydocs.com/BDSX and register using your control number on your proxy card or on the instructions that accompanied your Proxy Materials, and following the instructions received via email, including a unique link that will allow you access to the Annual Meeting, to vote, and submit questions during the meeting.

•

When can I join the virtual Annual Meeting? The meeting will begin promptly at 1:00 p.m. Mountain Time on Tuesday, May 20, 2025. You may access the meeting platform 15 minutes earlier, and we encourage you to join in advance of the meeting start time to allow sufficient time to log in and confirm your connection and audio are working properly.

•

Can I ask questions during the virtual Annual Meeting? Yes. If you are logged in as a “stockholder” at the virtual Annual Meeting, you will have an opportunity to submit questions live via the Internet during a designated portion of the virtual Annual Meeting. Once you are logged in, type your question into the question box and click “submit.” Subject to time constraints, we intend to answer questions pertinent to the Company and meeting matters submitted by stockholders during the Annual Meeting that comply with our rules of conduct for the Annual Meeting, which will be posted on the meeting website during the meeting.

•

How do I vote during the virtual Annual Meeting? You will have an opportunity to vote your shares electronically during a designated portion of the virtual Annual Meeting after logging in. Whether or not you plan to join the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these Proxy Materials.

•

What if I have technical difficulties? On the day of the Annual Meeting, if you have trouble accessing the virtual meeting platform or encounter other technical difficulties with the platform before or during the meeting, please call the technical support number provided in your email instructions.

•

Will a list of stockholders be available for inspection prior to and during the meeting? Yes. A complete list of stockholders of record will be available for inspection, by appointment only, by any stockholder for at least ten (10) days prior to the Annual Meeting during ordinary business hours at our headquarters located at 919 West Dillon Rd., Louisville, CO 80027.

•	Will a recording of the meeting be available? Yes, following the Annual Meeting, a recording of the meeting will be available on www.proxydocs.com/BDSX for one year following the meeting date.

Who will count the votes?

Representatives of Mediant will tabulate the votes, and a representative of Mediant will act as inspector of election.

Who is paying for this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees (for no additional compensation) in person, by telephone or by other means of communication. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxy materials to their principals and we may reimburse them for the cost of forwarding proxy materials to beneficial owners.

2025 Proxy Statement	6

What does it mean if I receive more than one set of Proxy Materials?

If you receive more than one set of Proxy Materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions included in each set of Proxy Materials to ensure that all of your shares are voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

Why were my Proxy Materials included in the same envelope as other people at my address? How may I obtain an additional copy of the Proxy Materials?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we deliver a single copy of our Proxy Materials to stockholders of record who share the same address, unless we have received contrary instructions from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you share an address with another stockholder and receive only a single copy of our Proxy Materials, but would like to request a separate copy of these materials, please contact our mailing agent, Mediant, by calling 1-866-648-8133 or e-mailing paper@investorelections.com and an additional copy of the materials will be promptly delivered to you. Similarly, if you receive multiple copies of the Proxy Materials, but would prefer to receive a single copy in the future, you may also contact Mediant at the above telephone number or address. Beneficial owners should contact their broker, bank or other nominee to request information about householding procedures.

2025 Proxy Statement	7

BOARD AND CORPORATE GOVERNANCE MATTERS

Proposal One: Election of Directors

General

The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors currently consists of nine directors and is divided into three classes of directors that serve staggered three-year terms, currently Class II, with a term expiring in 2025, Class III, with a term expiring in 2026 and Class I, with a term expiring in 2027. At the Annual Meeting, our stockholders will vote on the election of two Class II directors whose terms will expire at our 2028 annual meeting of stockholders. Each of our other current directors will continue to serve as a director until the election and qualification of his or her successor.

One current Class II member of our board of directors, Charles Watts, M.D., will not stand for reelection at the Annual Meeting. One current Class III member of our board of directors, Jack Schuler, will transition to the role of emeritus director at the Annual Meeting. As a result, the size of our board of directors will be reduced from nine (9) to seven (7) directors effective as of immediately prior to the closing of the polls at the Annual Meeting. The other two directors currently serving on our board of directors in Class II, the class whose term of office expires in 2025, have both been nominated by our board of directors, upon the recommendation of our nominating and corporate governance committee, to stand for election at the Annual Meeting. Lawrence T. Kennedy, Jr. has served on our board of directors since 2023. Matthew Strobeck, Ph.D. has served on our board of directors since 2012. Both of these two nominees have consented to being named as a nominee in this proxy statement and have agreed to serve, if elected, until our 2028 annual meeting of stockholders and until the election and qualification of his successor.

For more information about each of the director nominees and continuing directors, including information regarding the experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of the board of directors, please refer to the section below entitled “Overview of Our Nominees and Continuing Directors.”

Vote Required:	Directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. This means that the two nominees receiving the highest number of affirmative votes (from the holders of votes of shares present or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non-votes and “Withheld” votes will have no effect.

Board Recommendation:	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO CLASS II DIRECTOR NOMINEES NAMED ABOVE.

2025 Proxy Statement	8

Overview of Our Nominees and Continuing Directors

The following table and the brief biographies that follow provide information, as of the date of this proxy statement, about each director nominee and each continuing director:

	Age	Position(s)	Director Since	Class	Current Term Expires	Expiration of Term for which Nominated	Independent	Committee Membership*
								AC	CC	NCG

DIRECTOR NOMINEES

Lawrence T. Kennedy, Jr.	53	Director	2023	II	2025	2028	Yes	X

Matthew Strobeck, Ph.D.	52	Director	2012	II	2025	2028	Yes	X		Chair

CONTINUING DIRECTORS

Jean Franchi	58	Director	2020	III	2026	—	Yes	Chair		X

Hany Massarany	63	Director	2020	III	2026	—	Yes	X	Chair

Jon Faiz Kayyem, Ph.D.	61	Director	2021	I	2027	—	Yes		X

Scott Hutton	53	President, Chief Executive Officer and Director	2020	I	2027	—	No

John Patience	78	Chairman of the Board	2008	I	2027	—	Yes		X

* AC - Audit Committee; CC - Compensation Committee; NCG - Nominating and Corporate Governance Committee

Director Nominees

Class II Directors – Nominees for Election at the Annual Meeting

Lawrence T. Kennedy, Jr. has served as a Director of the Company since January 2023. Mr. Kennedy brings to Biodesix more than 25 years of broad operating, corporate finance, company creation and investment experience with a specific focus in the healthcare industry. Mr. Kennedy currently serves as the Managing Partner and Chief Executive Officer of Westwood Management, a private investment and wealth management firm directing a diverse investment portfolio across a range of alternative and traditional asset classes. Prior to his role at Westwood Management, Mr. Kennedy was the co-founder, Chief Financial Officer and chairman of Health Carousel, a talent management company with a leading portfolio of healthcare staffing and workforce solution businesses. Mr. Kennedy currently serves on the boards of directors of Healthcare for Kids, Caliber Healthcare Solutions, Revolution 4.0 and Health Carousel. Mr. Kennedy has received an M.B.A. from Duke University’s Fuqua School of Business and a B.A. from Colgate University.

We believe that Mr. Kennedy is qualified to serve on our board of directors because of his experience in leadership and management roles in the field of healthcare, as well as his experience as a board member and investor in companies in the healthcare industry.

Matthew Strobeck, Ph.D. has served as a Director of the Company since January 2012. Dr. Strobeck is currently the Managing Partner of Birchview Capital LP, an investment management company. In addition, Dr. Strobeck is currently a director of QuidelOrtho Corporation (Quidel), Accelerate Diagnostics, Monteris Medical Corporation and the Schuler Education Foundation. Dr. Strobeck was a director of Yield 10 Biosciences from 2012 to 2017. Dr. Strobeck received a B.S. from St. Lawrence University, a Ph.D. from the University of

2025 Proxy Statement	9

Cincinnati, an M.S. from the Harvard University-MIT Health Sciences and Technology Program, and an M.S. from the MIT Sloan School of Management. We believe that Dr. Strobeck is qualified to serve on our board of directors because of his experience in leadership and management roles at medical technology companies, as well as his experience as a board member and investor in the medical technology industry.

Continuing Directors

Class III Directors – Term Expiring at the 2026 Annual Meeting

Jean M. Franchi has served as a Director of the Company since April 2020. Ms. Franchi is currently Chief Financial Officer of Disc Medicine, Inc., a clinical stage company focused on hematologic diseases, prior to which she served as Chief Financial Officer of Replimune Group, Inc. (Replimune) from 2019 to 2023, a biotechnology company developing oncolytic immuno-gene therapies. Prior to Replimune, Ms. Franchi was Chief Financial Officer at Merrimack Pharmaceuticals, Inc., a biopharmaceutical company, from 2017 to 2019, Dimension Therapeutics, Inc., a gene therapy company, from 2015 to 2017, and Good Start Genetics, Inc., a molecular genetic information company, from 2012 to 2015. From 1995 to 2011, Ms. Franchi held various positions at Genzyme Corporation, including Senior Vice President of Corporate Finance, Senior Vice President of Business Unit Finance, and Vice President of Finance and Controller, Product Line and International Group. Ms. Franchi currently serves on the board of directors of VectorY Therapeutics. Ms. Franchi also served on the board of directors of Biophytis S.A. through July 2021, Visioneering Technologies, Inc. through December 2022 and Flamingo Therapeutics through March 2024. Ms. Franchi received her B.A. in Accounting from Hofstra University.

We believe that Ms. Franchi is qualified to serve on our board of directors because of her experience in leadership and management roles in the healthcare industry as well as her experience holding finance-related roles of increasing responsibility.

Hany Massarany has served as a Director of the Company since July 2020. Mr. Massarany currently serves as both a director (since 2020) and chairman (since February 2023) of Accelerate Diagnostics. Mr. Massarany was President and Chief Executive Officer of GenMark Diagnostics, Inc., a provider of multiplex molecular diagnostic solutions, from April 2011 to March 2020. From February 2009 to April 2011, Mr. Massarany served as President at Ventana and Head of Roche Tissue Diagnostics, a division of F. Hoffman-La Roche Ltd. focused on manufacturing instruments and reagents that automate tissue processing and slide staining diagnostics for cancer. From 1999 to 2009, Mr. Massarany held various global leadership positions with Ventana, including Chief Operating Officer, Executive Vice President, Worldwide Operations, Senior Vice President, Corporate Strategy and Development, and Vice President, North American Commercial Operations. Mr. Massarany also held executive management positions with Bayer Diagnostics and Chiron Diagnostics, working in both the Asia Pacific region and the United States. Mr. Massarany served on the board of directors of GenMark Diagnostics, Inc. from May 2011 to February 2020. Mr. Massarany earned a B.S. in Microbiology and Immunology from Monash University in Australia and an M.B.A. from Melbourne University.

We believe that Mr. Massarany is qualified to serve on our board of directors because of his experience in leadership and management roles, and experience as a board member, in the healthcare industry.

Class I Directors – Term Expiring at the 2027 Annual Meeting

Jon Faiz Kayyem, Ph.D. has served as a Director of the Company since December 2021. Dr. Kayyem has over 25 years of experience inventing, patenting, licensing, developing, and commercializing novel solutions for

2025 Proxy Statement	10

molecular diagnostics and DNA detection opportunities. Dr. Kayyem has served in various leadership positions throughout his career. He held numerous roles at GenMark Diagnostics, Inc., including Founder, CEO and President, Chief Scientific Officer, Senior Vice President of Research and Development. Prior to his work at GenMark Diagnostics, Dr. Kayyem served as director and founder of Calimmune, Inc. and was Vice President of Life Sciences at Motorola Solutions, Inc. In October 2004, he co-founded the biotechnology fund management company, Efficacy Capital Limited and served as a managing partner. Additionally, Dr. Kayyem founded Clinical Micro Sensors Inc., the predecessor company of GenMark Diagnostics, to commercialize multiple technical innovations that he developed while serving as a Senior Research Fellow at the California Institute of Technology (Caltech). Dr. Kayyem holds a B.S. and M.S. in Biochemistry from Yale University and a Ph.D. in Molecular Biology from Caltech. Currently, Dr. Kayyem is on the board of directors of Inhibrix Biosciences, Inc.

We believe that Dr. Kayyem is qualified to serve on our board of directors because of his experience in leadership and management roles in the field of medicine, as well as his experience as a board member and investor in companies in the healthcare industry.

Scott Hutton has served as our President, Chief Executive Officer and Director since January 2020, and previously held the role of Chief Operating Officer from March 2018 to December 2019. Mr. Hutton also serves as a director and board secretary for the Coalition for 21st Century Medicine, a non-profit organization that advocates for high-quality diagnostic testing availability. Additionally, Mr. Hutton has served on the board of directors of Eximis Surgical, Inc. since February 2018 and was on the board of the Colorado Bioscience Association from April 2011 to April 2013. Mr. Hutton was an observer on the board of directors of Aqueduct Critical Care, Inc. from September 2014 to January 2017, and an observer on the Board of Visualase, Inc. from October 2012 to July 2014. Mr. Hutton joined Biodesix from Spectranetics Corp. (Spectranetics), a U.S.-based global leader in vascular intervention and lead management solutions (now part of Royal Philips), where he served as Senior Vice President and General Manager of the Vascular Intervention division from January 2017 to December 2017. Prior to joining Spectranetics, Mr. Hutton held several positions of increasing responsibility, including Vice President and General Manager, at Medtronic plc, a global healthcare products company and manufacturer of medical devices and supplies, over a period of 16 years. From April 2012 to January 2017, Mr. Hutton was Vice President and General Manager of Neurosurgery, where he oversaw the operations of the approximately $1 billion Neurosurgery business unit. From 2008 to 2012, he grew from Senior Director of Global Marketing to Vice President and Business Leader of the Surgical Navigation and Intra-Operative Imaging business. Mr. Hutton holds a B.A. from the College of Health and Human Sciences, Department of Health and Kinesiology at Purdue University. In March 2021, Mr. Hutton was named a Significant Sig by Sigma Chi International Fraternity. Mr. Hutton was named a Top 25 Biotech CEO of 2021 and 2022 by the Healthcare Technology Report in February 2021 and February 2022, respectively. In January 2021, Mr. Hutton was named 2020 CEO of the Year-USA by CEO Monthly Magazine. In July 2011, Mr. Hutton received the Medtronic plc Wallin Leadership Award for his focus on talent development, business performance, and his personal and intentional demonstration of leadership.

We believe that Mr. Hutton is qualified to serve on our board of directors because of his experience in leadership and management roles at our Company, as well as his experience as a board member in the healthcare and medical device industries.

John Patience has served as a Director of the Company since June 2008 and as Chairman of the Board since September 2020. Mr. Patience currently serves as a director (since 2012) of Accelerate Diagnostics, Inc., an in vitro diagnostics company (Accelerate Diagnostics). Mr. Patience served as a director of Ventana Medical Systems, Inc. (Ventana), from 1989 and as Vice Chairman from 1999 until Ventana’s acquisition by Roche in 2008. Mr. Patience also served as a director of Stericycle, Inc. since its founding in 1989 to June 2018. Mr. Patience is a founding partner of Crabtree Partners, a private equity investment partnership in Lake Forest, Illinois, and an angel investor. He was also previously a partner of a venture capital investment firm that provided both Ventana and Stericycle, Inc. with early-stage funding. Mr. Patience was also previously a partner at the consulting firm McKinsey & Company, Inc., specializing in healthcare. Mr. Patience holds a B.A. in

2025 Proxy Statement	11

Liberal Arts and an L.L.B. from the University of Sydney, Australia, and an M.B.A. from the University of Pennsylvania’s Wharton School of Business.

We believe that Mr. Patience is qualified to serve on our board of directors because of his experience in leadership and management roles in the field of medicine, as well as his experience as a board member and investor in companies in the healthcare industry.

Board Composition

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

•	the Class II directors are Matthew Strobeck, Ph.D. and Lawrence T. Kennedy Jr., and their terms will expire at the Annual Meeting;

•	the Class III directors are Jean Franchi and Hany Massarany, and their terms expire at the 2026 annual meeting of stockholders; and

•	the Class I directors are Jon Faiz Kayyem, Ph.D., John Patience and Scott Hutton, and their terms will expire at the 2027 annual meeting of stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. Each director’s term continues until the election and qualification of his or her successor, or, if sooner, his or her death, resignation or removal.

Director Independence

Under the listing requirements and rules of Nasdaq Stock Market (Nasdaq), independent directors must comprise a majority of our board of directors as a listed company within one year of the closing of our initial public offering.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Ms. Franchi, Messrs. Massarany, Patience and Kennedy and Drs. Kayyem and Strobeck do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable listing requirements and rules of Nasdaq. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the board of directors and the Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure

2025 Proxy Statement	12

would be in the best interests of the Company. Mr. Patience currently serves as the independent Chairman of our board of directors. Our board of directors believes that separating these positions reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole.

Role of our Board of Directors in Risk Oversight

Our board of directors is responsible for overseeing the overall risk management process at Biodesix. The day-to-day responsibility for managing risks and exposures resides with our executive management team while our board committees and our board of directors as a whole participate in the oversight process. The risk oversight process includes receiving regular reports from committees and management to enable our board of directors to understand management’s risk assessment and mitigation processes, which includes areas of potential material risk, including long-term strategic and operational planning, strategic biopharmaceutical partnerships, executive development and evaluation, regulatory and legal compliance, information technology (including cybersecurity), financial reporting and internal controls and reputational risk. Our board of directors focuses on the overall risks affecting us, and each of its standing committees has been delegated responsibility for oversight of specific risks that fall within its areas of responsibility. For example:

•

Our audit committee is responsible for overseeing our major financial, legal and regulatory risk exposures, which spans a variety of areas including litigation, regulatory compliance, financial reporting, insurance and cybersecurity. Our audit committee also oversees the steps management has taken to monitor and control such exposures, including guidelines and policies for assessing and managing risk and related compliance efforts.

•

Our nominating and corporate governance committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our board of directors, including monitoring the effectiveness of our corporate governance guidelines and cybersecurity risk profile and other policies such as our code of conduct and overseeing our environmental and sustainability efforts and progress.

•	Our compensation committee regularly assesses risks arising from our compensation plans, policies and programs, including whether any such plans encourage excessive or inappropriate risk-taking.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the full board of directors is regularly informed through committee reports about such risks.

Meetings of our Board of Directors

Our board of directors held five meetings during 2024. Each incumbent director attended at least 75% of the aggregate total number of meetings of the board of directors and the committees on which he or she served held during the portion of 2024 for which he or she was a director or committee member. We encourage our directors to attend our annual meetings of stockholders. Eight directors, including our Chief Executive Officer, Mr. Hutton, attended our 2024 annual meeting of stockholders.

Committees of our Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. The charter of each committee is available on our corporate website at www.biodesix.com in the Investors section

2025 Proxy Statement	13

under “Governance—Governance Highlights.” Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.

Committee Composition and Meetings

The following table provides current membership and 2024 meeting information for each committee of our board of directors:

Name:	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jean Franchi	Chair		X
Jon Faiz Kayyem, Ph.D.		X
Lawrence T. Kennedy, Jr.	X
Hany Massarany	X	Chair
John Patience		X
Matthew Strobeck, Ph.D.	X		Chair
Total meetings held in 2024	4	6	4

Audit Committee

Our audit committee consists of Ms. Franchi, Messrs. Kennedy and Massarany and Dr. Strobeck, each of whom our board of directors has determined satisfies the independence requirements under Nasdaq listing rules and Rule 10A-3(b)(1)(ii) of the Exchange Act. The chair of our audit committee is Ms. Franchi, whom our board of directors has determined is an “audit committee financial expert” within the meaning of the SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable listing standards. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of her or his employment in the corporate finance sector. The functions of this committee include:

•	helping our board of directors oversee our corporate accounting and financial reporting processes;

•	reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures;

•	assisting with design and implementation of our risk assessment functions;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm and deciding whether to retain its services;

•	monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related-party transactions;

2025 Proxy Statement	14

•	approving, or as permitted, pre-approving, audit and permissible non-audit services to be performed by our independent registered public accounting firm; and

•	reviewing and assessing, at least annually, the performance of the audit committee and adequacy of its charter.

Compensation Committee

Our compensation committee consists of Messrs. Massarany and Patience and Dr. Kayyem, and the chair of our compensation committee is Mr. Massarany. Our board of directors has determined that each of Messrs. Massarany and Patience and Dr. Kayyem is independent under the applicable Nasdaq listing rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The functions of this committee include:

•	reviewing, modifying and overseeing overall compensation strategy and policies;

•	reviewing and approving the compensation arrangements and other terms of employment of our chief executive officer, other executive officers and senior management, as appropriate;

•	reviewing and recommending to the full board of directors the compensation of our directors;

•	appointing and overseeing the work of compensation consultants, legal counsel or any other advisors and consultants engaged for the purpose of advising the compensation committee;

•

reviewing, recommending to the full board of directors, as appropriate, and administering equity award plans, compensation plans and similar programs, as well as modification or termination of plans and programs;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing and evaluating with the chief executive officer and the full board of directors the succession plans for our executive officers; and

•	reviewing and assessing, at least annually, the performance of the compensation committee and the adequacy of its charter.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently, or has been at any time during 2024, one of our officers or employees. None of our executive officers currently serve, or has served during 2024, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Franchi, Dr. Strobeck and Mr. Kennedy, and the chair of our nominating and corporate governance committee is Dr. Strobeck. Our board of directors has determined that Ms. Franchi, Dr. Strobeck and Mr. Kennedy are independent under the applicable Nasdaq listing rules. The functions of this committee include:

•	reviewing periodically and evaluating director performance of our board of directors and its applicable committees, and recommending to our board of directors and management areas for improvement;

2025 Proxy Statement	15

•	identifying, evaluating, nominating and recommending individuals for membership on our board of directors;

•

reviewing with our chief executive officer the plans for succession to the offices of our executive officers and make recommendations to our board of directors with respect to the selection of appropriate individuals to succeed to these positions;

•	reviewing and recommending to our board of directors any amendments to our corporate governance policies;

•

monitoring our cybersecurity risk profile, receiving periodic updates from management on all matters related to cybersecurity, and reporting to our full board of directors on an annual or as necessary basis; and

•	reviewing and assessing, at least annually, the performance of the nominating and corporate governance committee and the adequacy of its charter.

Director Nomination Process

Selection and Nomination Process

Our board of directors is responsible for nominating members for election to our board of directors by our stockholders at our annual meetings of stockholders. Whenever a vacancy occurs on our board of directors, whether due to a newly created director position or the death, resignation, removal or retirement of an existing director, our board of directors is authorized to select a person to fill the vacancy to serve as a director until the annual meeting of stockholders at which the director’s term expires and until the election and qualification of his or her successor or, if sooner, his or her death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Criteria for Board Membership

The board of directors and the nominating and corporate governance committee will determine the appropriate characteristics, skills and experience for the board of directors as a whole and for its individual members. The board of directors and the nominating and corporate governance committee will consider the minimum general criteria set forth below, and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for service on the board of directors. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them. While the nominating and corporate governance committee does not have a formal policy in this regard, the diversity of the board of the directors is a consideration in evaluating candidates for director positions, among others.

The board of directors and the nominating and corporate governance committee believe that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. In considering candidates, the board of directors and the nominating and corporate governance committee intend to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders.

The board of directors and the nominating and corporate governance committee review candidates for director nomination in the context of the current composition of the board of directors, the operating

2025 Proxy Statement	16

requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the board of directors and the nominating and corporate governance committee consider diversity, age, skills, and such other factors as it deems appropriate given the current needs of the board of directors and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the board of directors and the nominating and corporate governance committee review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the board of directors and the nominating and corporate governance committee also determine whether the nominee must be independent for purposes of any stock exchange on which any of the Company’s capital stock is listed.

Stockholder Recommendations and Nominations

Stockholders who wish to recommend candidates may contact the nominating and corporate governance committee in the manner described below under “Board and Corporate Governance Matters—Stockholder Communications with our Board of Directors.” Stockholder nominations must be made according to the procedures required under our bylaws and described in this proxy statement under the heading “Additional Information—Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders.” Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures will be evaluated by our nominating and corporate governance committee in the same manner as other nominees.

Executive Officers

Set forth below is biographical information with respect to each current executive officer of the Company, except Mr. Hutton, our President and Chief Executive Officer. Mr. Hutton also serves as a director of the Company, and his biographical information is available above in the section titled “Overview of Our Nominees and Continuing Directors—Director Nominees.”

Robin Harper Cowie, age 45. Ms. Harper Cowie has served as our Chief Financial Officer since April 2017. She has been with the Company in multiple financial and reimbursement positions since March 2011, serving as Vice President of Finance from February 2016 to April 2017, Vice President of Reimbursement & Health Economics from February 2015 to February 2016, Senior Director of Reimbursement from January 2014 to February 2015, and Director of Reimbursement from March 2011 to January 2014. Prior to joining Biodesix, Ms. Harper Cowie held a leadership role in payer and government relations at Precision Therapeutics, Inc. Ms. Harper Cowie’s background includes corporate finance, managed care and payer relations, reimbursement and regulatory policy, and revenue cycle operations. Additionally, she spent several years as a researcher at the University of Pittsburgh Medical Center. Ms. Harper has also served on the board of the Colorado Bioscience Association since 2023. Ms. Harper Cowie holds a B.S. in Molecular Biology from the University of Pittsburgh, and an M.B.A. in Finance from the Joseph M. Katz Graduate School of Business from the University of Pittsburgh.

Kieran O’Kane, age 48. Mr. O’Kane has served as our Chief Commercial Officer since March 2020 and has been with the Company in multiple marketing management roles since February 2018. From April 2016 to February 2018, prior to joining Biodesix, Mr. O’Kane led the Global Diagnostics Marketing team at NanoString Technologies, a biotechnology company focused in developing cancer diagnostic tools. He is a highly experienced strategic and tactical global sales and marketing leader for both in-line and pipeline products with a career focus in oncology. Mr. O’Kane has held commercial leadership positions and managed multiple new product launches at Biotheranostics, Cell Therapeutics, Eisai, Cephalon, Bristol-Myers Squibb, and Roche. Mr. O’Kane received a B.S. in Pharmacology at King’s College, University of London.

2025 Proxy Statement	17

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the Code of Conduct) that applies to all of our employees, officers (including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions), and directors. Stockholders may request a free copy of our Code of Business Conduct and Ethics by contacting Biodesix, Inc., Attention: Chief Financial Officer, 919 West Dillon Rd., Louisville, Colorado 80027. We intend to disclose future amendments to certain provisions of our Code of Conduct, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and our directors, on our website at www.biodesix.com. Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.
Corporate Governance Guidelines
We have adopted written corporate governance guidelines which provide the framework for our corporate governance, along with our amended and restated certificate of incorporation, amended and restated bylaws, committee charters and other key governance practices and policies. Our corporate governance guidelines cover a range of topics including, but not limited to, board composition, independence and selection of directors, board membership criteria, conduct of board meetings, board committee composition and functions, board assessment, director compensation and succession planning. Our corporate governance guidelines will be reviewed at least annually by our nominating and corporate governance committee and any proposed changes will be recommended to our full board of directors for approval. A copy of our corporate governance guidelines is available on our corporate website at www.biodesix.com in the Investor section under “Governance—Governance Highlights.” Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.
Insider Trading Policy
We have adopted an insider trading policy to establish guidelines for our employees, directors, executive officers, and other employees regarding transactions in our securities and the disclosure of material nonpublic information related to our Company. In addition, our insider trading policy prohibits our directors, executive officers and other employees from engaging in hedging transactions or other inherently speculative transactions with respect to Company securities, such as short sales or transactions in put or call options. Our directors, executive officers and other employees are also prohibited from holding Company securities in a margin account or pledging company securities as collateral for a loan. Our policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the registrant. In addition, it is the policy of the Company to comply with applicable U.S. securities laws, including laws, rules and regulations related to trading in our securities. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Form 10-K for the year ended December 31, 2024.

2025 Proxy Statement	18

Stockholder Communications with our Board of Directors

Any stockholder or other interested party who wishes to communicate with our board of directors or any individual director may send written communications to our board of directors or such director c/o Corporate Secretary, Biodesix, Inc., 919 West Dillon Rd., Louisville, CO 80027. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our board of directors, based on the subject matter. Communications that are deemed inappropriate (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded.

Certain Relationships and Related-Party Transactions

The following is a summary of the transactions since January 1, 2024 to which we have been a participant in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest, with certain exceptions, other than compensation arrangements, which are under the section of this proxy statement captioned “Executive Compensation.”

Consulting Agreements

In November 2023, we entered into a two-year consulting agreement with Aspira Women’s Health Inc. and Aspira Labs (collectively, “Aspira”), a gynecological health company, to provide consulting services related to our research programs to test the efficacy of Aspira’s new ovarian cancer MDx ddPCR assay. Two members of our board of directors, Jack Schuler and Matthew Strobeck, Ph.D., have ownership interests in Aspira. As of March 24, 2025, we have recognized $251,653 in revenue. The net proceeds were used, among other things, to fund the commercial expansion of the Company’s sales and research and development business units, and for general corporate purposes. The agreement is set to expire in November 2025 but may be extended.

Investor Rights Agreement

In October 2018, we entered into an amended and restated investor rights agreement (IRA) with certain holders of our preferred stock and Common Stock, including certain holders of 5% of our capital stock, and including certain members of, and affiliates of, our directors and certain of our executive officers. The IRA provides the holders of our preferred stock with certain registration rights. After the closing of our initial public offering, the holders of 20,090,745 shares of Common Stock issuable from conversion of outstanding preferred stock, became entitled to rights with respect to the registration of their shares of Common Stock under the Securities Act under this agreement.

Indemnification of Directors and Executive Officers

We have entered into indemnification agreements with each of our directors and executive officers in connection with our initial public offering or the start of their service on our board. The indemnification agreements and our bylaws will require us to indemnify our directors against certain liabilities, costs and expenses to the fullest extent not prohibited by the Delaware General Corporation Law, and have purchased directors’ and officers’ liability insurance. Subject to very limited exceptions, our bylaws will also require us to advance expenses incurred by our directors and officers.

2025 Proxy Statement	19

Policies and Procedures for Related-Party Transactions

Our audit committee has the primary responsibility for the review, approval and oversight of any “related-party transaction,” which is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which we are, were or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had or will have a direct or indirect material interest. We adopted a written related-party transaction policy effective October 2020. Under our related-party transaction policy, our management is required to submit any related-party transaction not previously approved or ratified by our audit committee to our audit committee. In approving or rejecting the proposed transactions, our audit committee takes into account all of the relevant facts and circumstances available.

Private Placement Transaction

On April 5, 2024, we entered into securities purchase agreements with a consortium of investors, including members of our board of directors, certain members of the Company’s management team, including our Chief Executive Officer, Chief Financial Officer and Chief Commercial Officer, for the issuance and sale by the Company of 760,857 shares of Series A Preferred Stock at a price of $46.00 per share. On April 5, 2024, we also entered into a registration rights agreement with the consortium of investors, pursuant to which the investors are entitled to certain resale registration rights with respect to shares of our Common Stock underlying the Series A Preferred Stock that will be held by such investors. On May 23, 2024, after approval from our shareholders at last year’s annual meeting, we issued 30,434,280 shares of Common Stock in exchange for all outstanding shares of Series A Preferred Stock, and no shares of Series A Preferred Stock remain outstanding.

2025 Proxy Statement	20

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of outstanding stock options and restricted stock unit (RSU) awards granted to our employees, consultants, and directors, as well as the number of shares of Common Stock remaining available for future issuance, under our equity compensation plans in effect as of December 31, 2024.

Plan Category:	Number of securities to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options (b)($)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	9,297,420	(2)	$2.38	(3)	837,381	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	9,297,420		$2.38		837,381

(1)

Includes the 2006 Employee, Director and Consultant Stock Plan (2006 Incentive Plan), the 2016 Equity Incentive Plan (2016 Incentive Plan), the 2020 Equity Incentive Plan (2020 Incentive Plan), the Employee Stock Purchase Plan (ESPP), the 2011 Second Amended and Restated Bonus-to-Options Program and the 2015 Third Amended and Restated Bonus-to-Options Program.

(2)

Includes 52,736 RSUs that were outstanding on December 31, 2024 under the 2016 Incentive Plan and 3,717,523 RSUs that were outstanding on December 31, 2024 under the 2020 Incentive Plan. RSU awards may be settled only for shares of Common Stock on a one-for-one basis.

(3)	Only option awards were used in computing the weighted-average exercise price.
(4)

This amount represents 662,106 shares of Common Stock available for issuance under the 2020 Incentive Plan and 175,275 shares of Common Stock available for issuance under the ESPP, all of which were subject to purchase under the offering period in effect as of December 31, 2024, which offering period ended on February 28, 2025. Awards available for grant under the Company’s 2020 Incentive Plan include stock options, stock appreciation rights, restricted stock, RSUs, other stock awards, performance awards, and any combination of the foregoing awards. The number of shares of our Common Stock reserved for issuance under our 2020 Incentive Plan will automatically increase on the first day of each fiscal year by 4% of the number of shares of Common Stock outstanding on the immediately preceding December 31 or such lesser amount as is determined by our board of directors. The ESPP provides the opportunity for eligible coworkers to acquire shares of our Common Stock at a discount. The number of shares of our Common Stock reserved for issuance under our ESPP will automatically increase on the first day of each fiscal year by the lesser of (i) 1% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, (ii) 338,106 shares of our Common Stock or (iii) such lesser amount as is determined by our board of directors.

2025 Proxy Statement	21

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

The following summarizes our non-employee director compensation policy, as amended in the first quarter of 2024. Our employee director receives no additional compensation for service on our board of directors.

● Annual Retainers:

–	Each non-employee director is entitled to receive annual retainers in the amount summarized in the table below.

Position	Annual Retainer
Board Member	$40,000
Chair of the Board of Directors	$0
Committee Chairs:
Audit	$20,000
Compensation	$15,000
Nominating and Corporate Governance	$10,000
Committee Members:
Audit	$0
Compensation	$0
Nominating and Corporate Governance	$0

–

For service from April 1, 2024 to March 31, 2025, non-employee directors could elect to receive annual retainers in cash or RSUs, or a mixture of cash and RSUs (with 25%, 50% or 75% of such annual retainers paid in RSUs). Annual retainers paid in cash would be paid in equal quarterly installments, in arrears following the end of each quarter in which the service was performed. Equity grants made in respect of annual retainers were granted as of the date of our 2024 annual meeting of stockholders, were valued based on the average price of our Common Stock over a 90-day period preceding the date of grant, and vested on March 31, 2025. If a non-employee director became a director after April 1, 2024, his or her annual retainers were pro-rated based on the period of the non-employee director’s service on our board of directors during the year.

–

For service from April 1, 2024 to March 31, 2025, all of our non-employee directors elected to receive their annual retainers with respect to service on our board of directors or any of its committees in the form of RSUs. The average closing price of our Common Stock for the 90-day period beginning on February 21, 2024 and ending on May 20, 2024 was $1.42. Based on this price, it was determined that each non-employee director was entitled to a grant of 28,161 RSUs. In addition, the Audit Committee Chair, Compensation Committee Chair, and Nominating and Corporate Governance Committee Chair were entitled to a grant of 14,080 RSUs, 10,560, RSUs, and 7,040 RSUs, respectively.

● Equity Compensation:

–

Upon appointment to our board of directors, each non-employee director is entitled to receive an initial stock option grant having a Black Scholes value of $187,500, determined as of the date of grant based on the average price of our Common Stock over a 90-day period preceding the date of grant, with 40% vesting on the two-year anniversary of the grant date and the remainder vesting ratably on each subsequent monthly anniversary of the grant date for 36 months, subject to such director’s continuous service through each applicable vesting date. The Company limits the number of shares of Common Stock that may be subject to the initial stock option grant to 0.075% of the Company’s outstanding shares of Common Stock as of the immediately preceding January 1, which may result in a newly appointed non-employee director receiving an initial stock option grant having a Black Scholes value that is less than $187,500.

2025 Proxy Statement	22

–

Upon appointment to our board of directors, each non-employee director is also entitled to receive an initial RSU grant valued at $187,500 as of the date of grant based on the average price of our Common Stock over a 90-day period preceding the date of grant, which will vest on the one-year anniversary of the grant date subject to such director’s continuous service through such date. The Company limits the number of shares of Common Stock that may be subject to the initial RSU grant to 0.0375% of the Company’s outstanding shares of Common Stock as of the immediately preceding January 1, which may result in a newly appointed non-employee director receiving an initial RSU grant having a value that is less than $187,500.

–

For service from April 1, 2024 to March 31, 2025, each non-employee director continuing his or her service on our board of directors following the annual meeting of stockholders was entitled to receive an annual stock option grant having a Black Scholes value of $96,250 and an annual RSU grant valued at $96,250, in each case determined as of the date of the 2024 annual meeting of stockholders, based on the average price of our Common Stock over the preceding 90 days, which vested on March 31, 2025, subject to such director’s continuous service through such date. The Company limits the number of shares of Common Stock that may be subject to an annual stock option grant or an annual RSU grant to 0.0385% and 0.01925%, respectively, of the Company’s outstanding shares of Common Stock as of the immediately preceding January 1. The average closing price of our Common Stock for the 90-day period beginning on February 21, 2024 and ending on May 20, 2024 was $1.42. Based on this price, each non-employee director would have been granted an option to purchase 103,354 shares of the Company’s Common Stock and 67,762 RSUs on May 21, 2024. However, as a result of the grant limitations described above, each non-employee director was instead granted an option to purchase 37,050 shares of the Company’s Common Stock, having a Black Scholes value as of the date of grant of $1.06, and 18,525 RSUs with a grant date value of $1.42.

–

Notwithstanding the vesting schedules described above, each non-employee director who remains in continuous service until a change of control (as defined in our 2020 Incentive Plan) will become fully vested in all then-outstanding equity awards. In addition, annual equity grants and equity grants in respect of annual retainers that were granted during 2024 will vest on a prorated basis in the event a director resigns or otherwise experiences a termination of service other than for cause.

● Expense Reimbursement: Our non-employee directors are also reimbursed for their reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in board and committee meetings.

The non-employee director compensation policy was further amended on October 30, 2024, effective as of April 1, 2025, to provide that non-employee directors will receive annual retainers in the form of RSUs that vest in equal quarterly installments and to provide that annual equity grants will also vest in equal quarterly installments, beginning with 2025 grants.

Director Deferred Compensation Plan

On December 21, 2021, our compensation committee adopted the 2021 Non-Employee Director Deferred Compensation Plan (the Director Deferred Compensation Plan), an unfunded, non-qualified deferred compensation plan that allows our non-employee directors to defer RSU awards that they receive.

Any RSU deferred will be credited as deferred units to the non-employee director’s account as of the date on which it vests. Each deferred unit is credited with dividend equivalents equal to the dividends paid, if any, on our Common Stock, which are deemed reinvested in additional deferred units on the dividend payment date. Deferred units will be appropriately adjusted in the event of any change in our Common Stock through merger, consolidation, or otherwise; a stock dividend; or a stock split, combination or other change in our Common Stock.

2025 Proxy Statement	23

Payments will be made in shares of our Common Stock equal to the number of deferred units credited to the director’s account, with a cash payment for any fractional deferred unit. A director may elect to receive deferred amounts in a lump sum within 90 days after either his or her separation from service or, alternatively the later of his or her separation from service or January 1 of a calendar year elected by the director which may not be more than 15 years after the calendar year in which the director’s initial deferral election under the Director Deferred Compensation Plan was made. Within 90 days following a non-employee director’s death, a lump sum equal to the then-remaining balance in his or her account will be made to his or her beneficiary. Within 10 business days after a change in control (as defined in our 2020 Incentive Plan) and to the extent permitted by federal tax law, each non-employee director (or former non-employee director) will receive a cash lump sum payment equal to the number of deferred units credited to his or her account on the date of the change in control, multiplied by the fair market value of one share of our Common Stock on such date. If payment within 10 business days following a change in control is not permitted by federal tax laws, then payment will be made at the time and in the form that payment would have been made if a change in control had not occurred.

2024 Director Compensation Table

The following table sets forth information for the fiscal year ended December 31, 2024 regarding the compensation awarded to, earned by or paid to our non-employee directors. The compensation received by our non-employee directors in respect of annual retainers for 2024 service was in the form of RSU awards and the compensation received by our non-employee directors in respect of annual equity grants was a mixture of stock option and RSU awards. Each of Messrs. Schuler, Patience and Kennedy, and Drs. Kayyem and Watts received grants for a total of 152,075 RSUs and stock options in respect of 37,050 shares of our Common Stock. Dr. Strobeck received grants for a total of 159,115 RSUs and stock options in respect of 37,050 shares of our Common Stock. Mr. Massarany received grants for a total of 162,635 RSUs and stock options in respect of 37,050 shares of our Common Stock. Ms. Franchi received grants for a total of 166,155 RSUs and stock options in respect of 37,050 shares of our Common Stock. Mr. Hutton, our Chief Executive Officer, does not receive any separate compensation for his service on our board of directors. Please see the 2024 Summary Compensation Table for the compensation paid or awarded to Mr. Hutton.

	Stock Awards	Option Awards	Total
Name	($)(1)	($)(2)	($)
Jean Franchi(3)	$289,318	$39,181	$328,499
Jon Faiz Kayyem, Ph.D(3)	$267,213	$39,181	$306,394
Hany Massarany(3)	$283,792	$39,181	$322,973
John Patience(3)	$267,213	$39,181	$306,394
Jack Schuler(3)	$267,213	$39,181	$306,394
Matthew Strobeck, Ph.D(3)	$278,266	$39,181	$317,447
Charles M. Watts, M.D(3)	$267,213	$39,181	$306,394
Lawrence Kennedy(3)	$267,213	$39,181	$306,394

(1)

The amounts reported represent the aggregate grant date fair market value of the RSUs, calculated in accordance with FASB ASC Topic 718 based on the assumption that the value of each RSU granted on January 1, 2024 and May 21, 2024, was equal to $1.84, and $1.57, respectively, with such amount being the closing price of our Common Stock on the grant date. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 12 of our audited financial statements included in the 2024 Annual Report on Form 10-K Item 8. “Financial Statements and Supplementary Data” for the year ended December 31, 2024. Pursuant to the Director Deferred Compensation Plan, non-employee directors may choose to defer receipt of the shares to be issued in connection with settlement of the annual RSU award. Dr. Kayyem chose to defer receipt of 152,075 shares upon their vesting. Mr. Massarany chose to defer receipt of 162,635 shares upon their

2025 Proxy Statement	24

vesting. Mr. Schuler chose to defer receipt of 152,075 shares upon their vesting. Mr. Patience chose to defer receipt of 105,389 shares upon their vesting. Dr. Strobeck chose to defer receipt of 159,115 shares upon their vesting. Ms. Franchi chose to defer receipt of 166,155 shares upon their vesting. Mr. Kennedy chose to defer receipt of 152,075 shares upon their vesting.
(2)

The amounts reported represent the aggregate grant date fair market value of the stock options calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 12 of our audited financial statements included in the 2024 Form 10-K Report under “Item 8. Financial Statements and Supplementary Data” for the year ended December 31, 2024. These amounts do not correspond to the actual value that may be recognized by the non-employee directors upon exercise of the applicable awards.

(3)

As of December 31, 2024, Ms. Franchi held options to purchase 66,413 shares of our Common Stock and RSUs in respect of 386,095 shares of our Common Stock; Dr. Kayyem held options to purchase 114,456 shares of our Common Stock and RSUs in respect of 185,826 shares of our Common Stock; Mr. Massarany held options to purchase 97,996 shares of our Common Stock and RSUs in respect of 233,245 shares of our Common Stock; Mr. Patience held options to purchase 83,152 shares of our Common Stock and RSUs in respect of 331,659 shares of our Common Stock; Mr. Schuler held options to purchase 83,152 shares of our Common Stock and RSUs in respect of 331,659 shares of our Common Stock; Dr. Strobeck held options to purchase 48,767 shares of our Common Stock and RSUs in respect of 345,692 shares of our Common Stock; Dr. Watts held options to purchase 132,960 shares of our Common Stock and RSUs in respect of 46,686 shares of our Common Stock; and Mr. Kennedy held options to purchase 162,048 shares of our Common Stock and RSUs in respect of 299,819 shares of our Common Stock.

2025 Proxy Statement	25

EXECUTIVE COMPENSATION

The following is a discussion of compensation arrangements of our named executive officers. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled back disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of either the compensation of our named executive officers or the frequency with which such votes must be conducted.

Overview

This section provides a discussion of the compensation paid or awarded to our Chief Executive Officer and our two other most highly compensated executive officers as of December 31, 2024. We refer to these individuals as our “named executive officers.” For 2024, our named executive officers were:

•	Scott Hutton, President and Chief Executive Officer;

•	Robin Harper Cowie, Chief Financial Officer, Secretary and Treasurer; and

•	Kieran O’Kane, Chief Commercial Officer.

Our executive compensation program is intended to align executive compensation with our performance objectives and business strategy and to enable us to attract, motivate, retain and reward executive officers who operate in a highly competitive and technologically challenging environment and whose contributions are critical to our long-term success. The compensation paid or awarded to our executive officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as our historical compensation practices. The compensation paid to newly hired executive officers is primarily determined based on the negotiations of the parties as well as our historical compensation practices, and we seek fairness in total compensation paid to our executive officers. As a result, we benchmark executive compensation against external and internal comparisons and look at the relationship between team member roles in the organization to determine appropriate compensation. For the year ended December 31, 2024, the material elements of our executive compensation program were base salary, annual cash bonus and equity awards in the form of RSUs and stock options.

Performance-based, at risk and variable compensation in the form of annual cash bonuses and equity-based compensation is a significant portion of the overall compensation paid to each named executive officer. Our annual cash bonuses are earned or vest only upon the achievement of certain performance metrics. In addition, the value received from RSUs and stock options depends on our stock price.

We expect that our executive compensation program will continue to evolve over the coming years, while still supporting our overall business and compensation objectives. The compensation committee of our board of directors oversees our executive compensation program. In addition, during the year ended December 31, 2024, the compensation committee utilized our independent executive compensation consultant to advise us on the elements of our executive compensation program.

2025 Proxy Statement	26

Compensation of Named Executive Officers

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability to us. Please see the “Salary” column in the Summary Compensation Table for the base salary amounts received by each named executive officer during the years ended December 31, 2023 and December 31, 2024.

As of January 1, 2024, Mr. Hutton’s annual base salary was $515,000, Ms. Harper Cowie’s annual base salary was $355,000, and Mr. O’Kane’s annual base salary was $335,000. The compensation committee retained an independent executive compensation consultant and after review of external market data and consideration of individual factors including, but not limited to, performance and scope of role, determined to increase base salaries for the named executive officers. As of March 1, 2024, Mr. Hutton’s annual base salary was increased to $608,000, and each of Ms. Harper Cowie’s and Mr. O’Kane’s annual base salary was increased to $419,000. As of March 1, 2025, Mr. Hutton’s annual base salary was increased to $652,500, Ms. Harper Cowie’s annual base salary was increased to $449,500 and Mr. O’Kane’s annual base salary was increased to $449,500.

Annual Cash Bonuses

We provide our senior leadership team with short-term incentive compensation through an annual cash bonus program. Annual bonus compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. Our annual cash bonus program provides cash incentive award opportunities based on the achievement of performance goals approved by our compensation committee at the beginning of each fiscal year.

Generally, our compensation committee establishes a Company-based performance metric as a threshold vesting criterion for any payouts for a particular annual bonus period. For 2024, individual performance goals did not factor into determining payouts for the annual bonus period.

For 2024, the compensation committee determined that the Company’s short-term incentive compensation would be based on the achievement of three financial objectives, (i) total revenue determined in accordance with U.S. GAAP, (ii) lung diagnostic gross margin percentage and (iii) total operating expense (excluding certain non-cash expenses). Actual results were measured at year end against targeted outcomes. Mr. Hutton’s, Ms. Harper Cowie’s and Mr. O’Kane’s 2024 bonus targets as a percentage of annual base salary were 100%, 50% and 60%, respectively. Based on our 2024 performance, our compensation committee determined, and our board of directors approved, a corporate funding percentage under our annual cash bonus program equal to approximately 75.4% of the target bonus opportunity.

Under the Company’s 2021 Senior Management Bonus to Equity Plan, eligible executives, including each of our named executive officers, were permitted to elect to receive 25%, 50%, 75% or 100% of the annual bonus earned in the form of a bonus-to-options award, subject to an individual cap equal to the executive’s target annual bonus or any maximum dollar amount or percentage approved by the Company or the executive for such year. The maximum percentage that applied for 2024 was 50%. The bonus-to-options awards, if any, are fully vested on the grant date and have an exercise price equal to the fair market value of our Common Stock on the grant date. The program reflects our commitment to a “pay for performance” philosophy and further aligns our executive compensation program with the long-term interests of our stockholders because an executive who participates foregoes a portion of his or her annual cash bonus in exchange for an option award that will be valuable only if the stock price increases.

2025 Proxy Statement	27

Pursuant to elections made in 2023, each named executive officer received a portion of their respective annual bonuses earned for 2024 in the form of a bonus-to-options award instead of in cash. For annual bonuses earned in 2024, the number of shares of the Company’s Common Stock subject to each bonus-to-options award granted in 2024 was determined by multiplying the cash value of the bonus that was elected to be received in the form of an option award by three, and then dividing the product of that calculation by $1.57 (the Company’s average stock price during 2024, calculated based on the daily closing price of our publicly traded Common Stock). Accordingly, each of Mr. Hutton, Ms. Harper Cowie and Mr. O’Kane received a payout under the 2024 annual cash bonus program in cash and/or a bonus-to-options award, as illustrated below:

2024
Name	Incentive Cash Payout	Shares Subject to Bonus- to-Option Award
Scott Hutton	$223,604	$425,929
Robin Harper Cowie	$115,597	$73,398
Kieran O’Kane	$137,522	$87,319
Equity Awards
In the year ended December 31, 2024, the compensation committee awarded Mr. Hutton, Ms. Harper Cowie and Mr. O’Kane, 210,625 RSUs, 64,381 RSUs and 64,381 RSUs, respectively, which vest ratably on an annual basis for four years from the vesting commencement date, subject to continued service through the applicable vesting date. In addition, the compensation committee awarded Mr. Hutton, Ms. Harper Cowie and Mr. O’Kane, stock options in respect of 421,250, 128,761 and 128,761 shares of our Common Stock, respectively, which vest ratably on a monthly basis for four years from the vesting commencement date, subject to continued service through the applicable vesting date.
For 2025, the compensation committee has determined to continue to award a blend of stock options and RSUs to each of our named executive officers.

2025 Proxy Statement	28

2024 Summary Compensation Table
The following table shows information regarding the compensation of our named executive officers for services performed during the years ended December 31, 2024 and 2023.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

Scott Hutton President and Chief Executive Officer	2024	588,858	419,144	852,017	223,604 (6)	1,250	2,084,873
	2023	515,000	1,442,001	233,622	98,058 (7)	1,865	2,290,546

Robin Harper Cowie Chief Financial Officer, Secretary and Treasurer	2024	405,881	128,118	224,690	115,597 (8)	1,250	875,536
	2023	355,000	372,751	81,319	33,797 (9)	1,500	844,367

Kieran O’Kane Chief Commercial Officer	2024	401,554	128,118	233,451	137,522 (10)	–	900,645
	2023	335,000	234,499	45,555	57,407 (11)	205	672,666

(1)	The amounts disclosed represent the dollar value of base salary earned by the named executive officer as of December 31 of each applicable fiscal year.
(2)
The amounts disclosed represent the aggregate grant date fair value of RSU awards as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 12 of our audited financial statements included in the 2024 Annual Report on Form 10-K Item 8. “Financial Statements and Supplementary Data” for the year ended December 31, 2024. These amounts do not correspond to the actual value that may be realized by the named executive officers upon vesting or exercise of the applicable awards.

(3)
The amounts disclosed represent the aggregate grant date fair value of option awards, including an estimate of the grant date fair value of bonus-to-options awards, as calculated in accordance with FASB ASC Topic 718 as well as the incremental fair value of certain new stock options granted to each of the named executive officers on July 24, 2023 as a result of the shareholder approved stock option exchange program by which Mr. Hutton, Ms. Harper Cowie and Mr. O’Kane tendered stock options in respect of 370,891, 132,963, and 56,654 shares of our Common Stock, respectively, each with an exercise price of $20.67 per share, in exchange for new stock options in respect of 75,693, 27,138, and 11,564 shares of our Common Stock, respectively, each with an exercise price of $1.20 per share. The incremental fair value of the new stock options, computed in accordance with FASB ASC Topic 718 on the grant date of the new stock options, was $8,056 for Mr. Hutton, $3,575 for Ms. Harper Cowie and $1,537 for Mr. O’Kane. The assumptions used in calculating the grant date fair value of the awards disclosed in this column are set forth in Note 12 of our audited financial statements included in the 2024 Annual Report on Form 10-K Item 8. “Financial Statements and Supplementary Data” for the year ended December 31, 2024. For the bonus-to-options awards, the estimated grant date fair value was used to correspond to the treatment of such expense under U.S. GAAP in the 2024 Annual Report on Form 10-K, as the service inception period precedes the grant date. These amounts do not correspond to the actual value that may be realized by the named executive officers upon vesting or exercise of the applicable awards.

(4)	Based on our 2023 and 2024 performance measured against the Company’s achievement of three financial objectives, (i) total revenue determined in accordance with U.S. GAAP, (ii) lung diagnostic

2025 Proxy Statement	29

gross margin percentage, and (iii) total operating expense (excluding certain non-cash expenses), our compensation committee determined, and our board of directors approved, payouts under the 2023 and 2024 annual cash bonus program at a 38.1% and 75.4% achievement level, respectively. The Non-Equity Incentive Plan Compensation listed for each named executive officer represents the annual cash bonus award for the 2023 and 2024 fiscal years after taking into consideration the election of each individual to participate in the bonus-to-options program.
(5)
The amounts disclosed primarily represent an electronics allowance stipend and the tax gross-up on awards through the Company’s Wishlist Rewards Program, a peer-to-peer recognition program, received by each named executive officer as of December 31 of each applicable fiscal year for specific contributions and demonstrating the Company’s core values.

(6)
At a 75.4% achievement level, Mr. Hutton was entitled to a payout under the 2024 annual cash bonus program of $447,207. However, Mr. Hutton elected to receive a portion of his 2024 annual cash bonus in the form of an option award under the bonus-to-options program. In accordance with Mr. Hutton’s election and the terms of the bonus-to-options program, Mr. Hutton received a cash payment of $223,604 in respect of his 2024 annual cash bonus, as reflected in this column, and in place of the remaining amount, received an option award representing the right to purchase 425,929 shares of our Common Stock, the value of which is reflected in the “Option Awards” column.

(7)
At a 38.1% achievement level, Mr. Hutton was entitled to a payout under the 2023 annual cash bonus program of $196,116. However, Mr. Hutton elected to receive a portion of his 2023 annual cash bonus in the form of an option award under the bonus-to-options program. In accordance with Mr. Hutton’s election and the terms of the bonus-to-options program, Mr. Hutton received a cash payment of $98,058 in respect of his 2023 annual cash bonus, as reflected in this column, and in place of the remaining amount, received an option award representing the right to purchase 180,926 shares of our Common Stock, the value of which is reflected in the “Option Awards” column.

(8)
At a 75.4% achievement level, Ms. Harper Cowie was entitled to a payout under the 2024 annual cash bonus program of $154,129. However, Ms. Harper Cowie elected to receive a portion of her 2024 annual cash bonus in the form of an option award under the bonus-to-options program. In accordance with Ms. Harper Cowie’s election and the terms of the bonus-to-options program, Ms. Harper Cowie received a cash payment of $115,597 in respect of her 2024 annual cash bonus, as reflected in this column, and in place of the remaining amount, received an option award representing the right to purchase 73,398 shares of our Common Stock, the value of which is reflected in the “Option Awards” column.

(9)
At a 38.1% achievement level, Ms. Harper Cowie was entitled to a payout under the 2023 annual cash bonus program of $67,593. However, Ms. Harper Cowie elected to receive a portion of her 2023 annual cash bonus in the form of an option award under the bonus-to-options program. In accordance with Ms. Harper Cowie’s election and the terms of the bonus-to-options program, Ms. Harper Cowie received a cash payment of $33,797 in respect of her 2023 annual cash bonus, as reflected in this column, and in place of the remaining amount, received an option award representing the right to purchase 62,358 shares of our Common Stock, the value of which is reflected in the “Option Awards” column.

(10)
At a 75.4% achievement level, Mr. O’Kane was entitled to a payout under the 2024 annual cash bonus program of $183,363. However, Mr. O’Kane elected to receive a portion of his 2024 annual cash bonus in the form of an option award under the bonus-to-options program. In accordance with Mr. O’Kane’s election and the terms of the bonus-to-options program, Mr. O’Kane received a cash payment of $137,522 in respect of his 2024 annual cash bonus, as reflected in this column, and in place of the remaining amount, received an option award representing the right to purchase 87,319 shares of our Common Stock, the value of which is reflected in the “Option Awards” column.

(11)
At a 38.1% achievement level, Mr. O’Kane was entitled to a payout under the 2023 annual cash bonus program of $76,542. However, Mr. O’Kane elected to receive a portion of his 2023 annual cash bonus in the form of an option award under the bonus-to-options program. In accordance with Mr. O’Kane’s election and the terms of the bonus-to-options program, Mr. O’Kane received a cash payment of $57,407 in respect of his 2023 annual cash bonus, as reflected in this column, and in place of the remaining amount, received an option award representing the right to purchase 35,307 shares of our Common Stock, the value of which is reflected in the “Option Awards” column.

2025 Proxy Statement	30

Outstanding Equity Awards at Fiscal 2024 Year-End
The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of December 31, 2024. As of the year ended December 31, 2024, none of the named executive officers held any outstanding stock awards other than options and RSUs.

				Option Awards			Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (7)
Scott Hutton	4/4/2018	84,231	–	–	0.42	4/3/2028	–	–
	3/22/2019	42,115 (2)	–	–	0.77	12/31/2028	–	–
	3/22/2019	16,846 (4)	–	–	0.77	12/31/2028	–	–
	4/15/2020	149,091	2,526 (1)	–	0.77	4/14/2030	–	–
	2/8/2022	–	–	–	–	–	61,060 (6)	93,422
	3/10/2022	85,875 (5)	–	–	2.29	3/9/2032	–	–
	2/8/2023	–	–	–	–	–	563,281 (3)	861,820
	3/1/2023	435,668 (5)	–	–	2.00	2/28/2033	–	–
	7/24/2023	48,733	–	–	1.20	7/23/2033	–	–
	7/24/2023	4,345	22,615 (8)	–	1.20	7/23/2033	–	–
	2/8/2024	96,536	324,714 (9)	–	1.99	2/7/2034	–	–
	2/8/2024	–	–	–	–	–	210,625 (3)	322,256
	2/21/2024	180,926 (5)	–	–	1.46	2/20/2034	–	–
Robin Harper Cowie	4/8/2015	6,738 (1)	–	–	4.40	4/7/2025	–	–
	4/7/2016	35,377 (1)	–	–	0.84	4/6/2026	–	–
	3/22/2019	35,377 (2)	–	–	0.77	12/31/2028	–	–
	3/22/2019	11,792 (4)	–	–	0.77	12/31/2028	–	–
	4/15/2020	29,818	505 (1)	–	0.77	4/14/2030	–	–
	2/8/2022	–	–	–	–	–	15,784 (6)	24,150
	3/10/2022	27,758 (5)	–	–	2.29	3/9/2032	–	–
	2/8/2023	–	–	–	–	–	145,606 (3)	222,777
	3/1/2023	148,448 (5)	–	–	2.00	2/28/2033	–	–
	7/24/2023	20,659		–	1.20	7/23/2033	–	–
	7/24/2023	1,045	5,434 (8)	–	1.20	7/23/2033	–	–
	2/8/2024	29,508	99,253 (9)	–	1.99	2/7/2034	–	–
	2/8/2024	–	–	–	–	–	64,381 (3)	98,503
	2/21/2024	62,358 (5)	–	–	1.46	2/20/2034	–	–
Kieran O’Kane	4/4/2018	12,634 (2)	–	–	0.42	4/3/2028	–	–
	3/22/2019	12,634 (1)	–	–	0.77	12/31/2028	–	–
	4/15/2020	34,899	477 (1)	–	0.77	4/14/2030	–	–
	2/8/2022	–	–	–	–	–	7,447 (6)	11,394
	3/10/2022	6,162 (5)	–	–	2.29	3/9/2032	–	–
	2/8/2023	–	–	–	–	–	91,601 (3)	140,150
	3/1/2023	52,531 (5)	–	–	2.00	2/28/2033	–	–
	7/24/2023	8,864		–	1.20	7/23/2033	–	–
	7/24/2023	438	2,262 (8)	–	1.20	7/23/2033	–	–
	2/8/2024	29,508	99,253 (9)	–	1.99	2/7/2034	–	–
	2/8/2024	–	–	–	–	–	64,381 (3)	98,503
	2/21/2024	35,307 (5)	–	–	1.46	2/20/2034	–	–
(1)	These stock options vest in a series of 60 successive, equal monthly installments measured from the vesting commencement date.
(2)
Two fifths of these time-vested options vest on the second anniversary of the vesting commencement date, with the remaining balance vesting in a series of 36 successive equal monthly installments measured from the second anniversary of the vesting commencement date, subject to the award recipient’s

2025 Proxy Statement	31

continued employment through the applicable vesting date. In September 2020, the board of directors amended these time-vested options such that 21/60 of the time-vested options vest on the date that is 21 months after the vesting commencement date, with the remaining balance vesting in a series of 39 successive equal monthly installments measured from such date, subject to the award recipient’s continued employment through the applicable vesting date.
(3)
These time-vested RSUs vest in a series of four successive equal annual installments measured from the vesting commencement date, subject to the award recipient’s continued employment through the applicable vesting date.

(4)
In the year ended December 31, 2019, the board of directors awarded Mr. Hutton and Ms. Harper Cowie performance-vested options representing the right to purchase 25,269 and 17,688 shares of our Common Stock, respectively. One third of these performance-vested options were eligible to vest after each of the first, second and third anniversaries of the vesting commencement date, subject to the Company’s achievement of recognized revenue of at least $31 million, $67 million and $134 million for the years ended December 31, 2019, 2020 and 2021, respectively. The board of directors had sole discretion to determine if the performance hurdles are met and to determine the vesting date, and shall make such determinations within 90 days after the end of the applicable fiscal year. For the 2019 tranche, the board of directors determined that the performance hurdle was not met. As a result, one third of each of Mr. Hutton’s and Ms. Harper Cowie’s awards were cancelled, and two thirds of each of Mr. Hutton’s and Ms. Harper Cowie’s awards remained outstanding. In addition, in September 2020 and in light of the impact of the COVID-19 pandemic on the Company’s operations and other considerations, the board of directors amended the performance-vested options to adjust the performance hurdles for the 2020 tranche and the 2021 tranche to $28.6 million and $51.5 million, respectively. For each of the 2020 tranche and the 2021 tranche, the board of directors determined that the applicable performance hurdles were met and one third of each of Mr. Hutton’s and Ms. Harper Cowie’s performance-vested option award became fully vested and exercisable on January 1, 2021 and January 1, 2022, respectively.

(5)	These options were bonus-to-options awards and were 100% vested at date of grant.
(6)
These time-vested RSUs vest in a series of 16 successive equal quarterly installments measured from the vesting commencement date, subject to the award recipient’s continued employment through the applicable vesting date.

(7)	The market values reflected in this column are calculated based on $1.53 per share, the closing price of our Common Stock on December 31, 2024.
(8)
These time-vested options vest in a series of 31 successive equal monthly installments beginning on August 1, 2024 (the first day of the month following the first anniversary of the month of grant under the shareholder approved stock option exchange program pursuant to which these time-vested options were granted). The number of installments is equal to the number of months that were remaining the in the vesting schedule of the stock options that were tendered under the stock option exchange program as of immediately prior to the exchange.

(9)	These stock options vest in a series of 48 successive, equal monthly installments measured from the vesting commencement date.

2025 Proxy Statement	32

Policies and Practices Related to the Timing of Grants of Certain Equity Awards
The compensation committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the compensation committee’s practice is to approve them at its meeting in February of each year as part of the annual compensation review and after results for the preceding fiscal year become available. Because the compensation committee’s regular meeting schedule is determined in the prior fiscal year, the proximity of any awards to other significant corporate events is coincidental. In addition, the compensation committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions. The Company does not schedule its equity grants in anticipation of the release of material non-public information nor does the Company time the release of material non-public information based on equity grant dates.
During 2024, no stock option grants were made to any of our named executive officers during any period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC.

2025 Proxy Statement	33

Additional Matters

Executive Severance and Change in Control Agreements

On April 16, 2024, the Company approved a form of Executive Severance and Change in Control Agreement. On April 23, 2024, each of Mr. Hutton, Ms. Harper Cowie and Mr. O’Kane entered into an Executive Severance and Change in Control Agreement with the Company.

In the event an executive who is party to an Executive Severance and Change in Control Agreement experiences a termination of employment without cause (as defined in the Executive Severance and Change in Control Agreement), other than within three months prior to, or one year following, the consummation of a change in control (as defined in the Executive Severance and Change in Control Agreement), the executive will be entitled to receive:

•	base salary continuation for a period of nine months or, in the case of the chief executive officer, 12 months;

•	for the chief executive officer only, a lump sum cash payment equal to 100% of his or her target annual cash incentive for the year in which the qualifying termination of employment occurs; and

•	Company-paid COBRA premium payments for the executive and his or her covered dependents for up to 12 months.

In the event the executive’s employment is terminated without cause or the executive resigns for good reason (as defined in the Executive Severance and Change in Control Agreement) within three months prior to, or one year following, the consummation of a change in control, the executive will be entitled to receive:

•	a lump sum cash payment equal to 100%, or in the case of the chief executive officer, 150%, of his or her then-current annual base salary;

•

a lump sum cash payment equal to 100%, or in the case of the chief executive officer, 150%, of his or her target annual cash incentive for the year in which the qualifying termination of employment occurs;

•	a lump sum cash payment equal to 12 months, or in the case of the chief executive officer, 18 months, of COBRA premium payments for the executive and his or her covered dependents;

•	accelerated vesting of all equity awards which vest based solely on the executive’s continued service with us; and

•

for the chief executive officer and chief financial officer only, a lump sum cash payment of $15,000 to help defray legal fees, tax and accounting fees, executive outplacement services, and other costs associated with transitional matters.

The payment of severance benefits under the Executive Severance and Change in Control Agreements is subject to a general release of claims by the executive in favor of the Company and its affiliates.

We believe the severance benefits payable under the Executive Severance and Change in Control Agreements provide reasonable compensation in the form of severance pay and certain limited benefits to our executive officers in the event of a qualifying termination of employment to facilitate the transition to new employment. In addition, we believe that these benefits help maintain our executive officers’ continued focus on their assigned duties to maximize stockholder value in the event of a potential change in control transaction, and mitigate the risk of subsequent disputes or litigation. The terms and conditions of these agreements were approved by the compensation committee after an analysis of competitive market data in consultation with our independent executive compensation consultant.

2025 Proxy Statement	34

401(k) Plan

The Company participates in a multiple employer tax-qualified 401(k) savings plan which allows participants to defer eligible compensation up to the maximum amount allowed under Internal Revenue Service (IRS) guidelines. The Company did not make any discretionary or employer matching contributions under the plan during 2024.

Clawback Policy

During the year ended December 31, 2023, the Company adopted a Dodd-Frank Clawback Policy to comply with SEC and Nasdaq listing rules. Under that policy, the Company is required in certain situations to recoup incentive compensation paid or payable to certain current or former executive officers of the Company, including the named executive officers, in the event of an accounting restatement.

2025 Proxy Statement	35

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 3, 2025:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and therefore it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 3, 2025 and RSUs representing the right to receive shares of Common Stock that were deferred under the Director Deferred Compensation Plan or that vest within 60 days of March 3, 2025, to be outstanding and to be beneficially owned by the person holding the option or restricted stock unit for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of Common Stock on 146,443,291 shares of Common Stock outstanding as of March 3, 2025. Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Biodesix, Inc., 919 West Dillon Rd., Louisville, CO 80027.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Shares	%
Principal Stockholders:
Jack Schuler and entities affiliated with Jack Schuler(1)	31,609,746	21.5%
Lawrence T. Kennedy, Jr. and entities affiliated with Lawrence T. Kennedy, Jr.(2)	25,847,401	17.6%
John Patience and entities affiliated with John Patience(3)	7,788,634	5.3%

Directors and Executive Officers:
Lawrence T. Kennedy, Jr.(4)	25,847,401	17.6%
John Patience(5)	7,788,634	5.3%
Matthew Strobeck, Ph.D.(6)	6,150,616	4.2%
Scott Hutton(7)	2,356,510	1.6%
Jon Faiz Kayyem, Ph.D.(8)	641,030	*
Hany Massarany(9)	667,494	*
Robin Harper Cowie(10)	744,070	*
Jean Franchi(11)	534,280	*
Kieran O’Kane(12)	439,769	*
All directors and named executive officers as a group (11 persons)	45,657,411	30.1%

*	Represents beneficial ownership of less than 1%.

2025 Proxy Statement	36

(1)

Consists of (a) 83,152 shares of common stock issuable upon the exercise of options held by Jack Schuler that are vested and exercisable within 60 days of March 3, 2025, (b) RSUs held by Mr. Schuler representing the right to receive 331,659 shares of common stock that vest within 60 days of March 3, 2025 and be deferred under the Director Deferred Compensation Plan until separation from service to the Company, and (c) 31,194,935 shares of common stock held by Jack W. Schuler Living Trust. Mr. Schuler will transition to the role of emeritus director at the Annual Meeting.

(2)

Consists of (a) 10,411,024 shares of common stock held by Lawrence T. Kennedy, Jr. Revocable Trust UAD 6/19/01 and as amended from time to time, (b) 12,267,873 shares of common stock held by Lawrence T. Kennedy, Jr. Perpetuity Trust UAD 6/30/16, (c) 2,775,386 shares of common stock held by KFDI-B LLC, (d) RSUs held by Mr. Kennedy representing the right to receive 299,819 shares of common stock that will vest within 60 days of March 3, 2025 and be deferred under the Director Deferred Compensation Plan, and (e) 93,299 shares of common stock issuable upon the exercise of options held by Mr. Kennedy that are vested and exercisable within 60 days of March 3, 2025.

(3)

Consists of (a) 83,152 shares of common stock issuable upon the exercise of options held by Mr. Patience that are vested and exercisable within 60 days of March 3, 2025, (b) RSUs held by Mr. Patience representing the right to receive 46,686 shares of common stock that will vest within 60 days of March 3, 2025, (c) RSUs held by Mr. Patience representing the right to receive 284,973 shares of common stock that are deferred under the Director Deferred Compensation Plan until separation from service to the Company, and (d) 2,153,298 shares of common stock held by Patience Enterprises LP, (e) 4,829,611 shares of common stock held by John Patience Living Trust, dated July 23, 1993, (f) 52,988 shares of common stock held by Diane Patience, and (g) 337,926 shares of common stock held directly by John Patience.

(4)	Consists of 25,847,401 shares beneficially owned by Lawrence T. Kennedy, Jr. and entities affiliated with Mr. Kennedy, as set forth in footnote (2).
(5)	Consists of 7,788,634 shares beneficially owned by John Patience and entities affiliated with Mr. Patience, as set forth in footnote (3).
(6)

Consists of (a) 48,767 shares of common stock issuable upon the exercise of options held by Dr. Matthew Strobeck that are vested and exercisable within 60 days of March 3, 2025, (b) RSUs held by Dr. Strobeck representing the right to receive 345,692 shares of common stock that vest within 60 days of March 3, 2025 and be deferred under the Director Deferred Compensation Plan until separation from service to the Company, (c) 2,542,928 shares of common stock held by Dr. Strobeck, (d) 2,606,879 shares of common stock held by Birchview Fund LLC, (e) 89,673 shares of common stock held by Birchview Capital Separately Managed Account, (f) 40,665 shares of common stock held by Clajer Capital LLC and (g) 119,003 shares of common stock held in each of four UTMA accounts for the benefit of the minor children of Dr. Strobeck (for an aggregate amount of 476,012 shares).

(7)

Consists of (a) 1,644,563 shares of Common Stock issuable upon the exercise of options held by Scott Hutton that are vested and exercisable within 60 days of March 3, 2025, and (b) 711,947 shares of Common Stock held by Mr. Hutton.

(8)

Consists of (a) 97,667 shares of common stock issuable upon the exercise of options held by Dr. Jon Faiz Kayyem that are vested and exercisable within 60 days of March 3, 2025, (b) RSUs held by Dr. Kayyem representing the right to receive 185,826 shares of common stock that will vest within 60 days of March 3, 2025 and be deferred under the Director Deferred Compensation Plan until separation from service to the Company, (c) 180,085 shares of common stock held by The Jon Faiz Kayyem Revocable Trust, for which Dr. Kayyem and his spouse serve as co-trustees, and (d) 177,452 shares of common stock held by Dr. Kayyem. Dr. Kayyem disclaims beneficial ownership of the shares held by The Jon Faiz Kayyem Revocable Trust.

(9)

Consists of (a) 97,996 shares of common stock issuable upon the exercise of options held by Hany Massarany that are vested and exercisable within 60 days of March 3, 2025, (b) RSUs held by Mr. Massarany representing the right to receive 206,877 shares of common stock vested but for which settlement has been deferred under the Director Deferred Compensation Plan until separation from service to the Company or that vest within 60 days of March 3, 2025, (c) RSUs held by Mr. Massarany representing the right to receive 25,490 shares of common stock which are vested and will generally settle in shares of common stock on the earlier of July 1, 2025 and separation from service to the Company, (d) 283,767 shares

2025 Proxy Statement	37

of common stock held by Mr. Massarany, and (e) 53,364 shares of common stock held by the Massarany Family Trust 11/15/2012.
(10)

Consists of (a) 497,610 shares of Common Stock issuable upon the exercise of options held by Robin Harper Cowie that are vested and exercisable within 60 days of March 3, 2025, and (b) 246,460 shares of Common Stock held by Ms. Harper Cowie.

(11)

Consists of (a) 66,413 shares of common stock issuable upon the exercise of options held by Jean Franchi that are vested and exercisable within 60 days of March 3, 2025, (b) RSUs held by Ms. Franchi representing the right to receive 359,727 shares of common stock that will vest within 60 days of March 3, 2025 and be deferred under the Director Deferred Compensation Plan until separation from service to the Company, (c) RSUs held by Ms. Franchi representing the right to receive 26,368 shares of common stock which are vested and will generally settle in shares of common stock on the earlier of April 1, 2025 and separation from service to the Company, and (d) 81,772 shares of common stock held by Ms. Franchi.

(12)

Consists of (a) 301,730 shares of Common Stock issuable upon the exercise of options held by Kieran O’Kane that are vested and exercisable within 60 days of March 3, 2025, and (b) 138,039 shares of Common Stock held by Mr. O’Kane.

Delinquent Section 16(a) Reports

Based solely on a review of the Section 16(a) reports filed electronically with the SEC, and written representations from our directors and executive officers that no other reports were required, all reports filed by or on behalf of our directors and executive officers and any persons holding more than ten percent of our Common Stock were filed on a timely basis under Section 16(a), other than an inadvertent late reporting of: one transaction on one Form 4 by Scott Hutton, our Chief Executive Officer and one of our directors; one transaction on one Form 4 by Robin Harper Cowie, our Chief Financial Officer; one transaction on one Form 4 by Gary Pestano, our Chief Development Officer; one transaction on one Form 4 by Kieran O’Kane, our Chief Commercial Officer; and one transaction on one Form 4 by Christopher C. Vazquez, our Chief Accounting Officer.

2025 Proxy Statement	38

AUDIT MATTERS

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. Although stockholder ratification of the appointment of KPMG LLP is not required by our bylaws, other governing documents or the law, our board of directors considers the appointment of our independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of KPMG LLP for ratification by our stockholders as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our audit committee will review its future selection of KPMG LLP as its independent registered public accounting firm. Even if the appointment is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Our board of directors considers the appointment of KPMG LLP as our independent registered public accounting firm for 2025 to be in the best interests of the Company and our stockholders. We expect representatives of KPMG LLP to attend the Annual Meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

KPMG LLP has served as our independent registered public accounting firm since 2016.

Principal Accountant Fees and Services

The following is a summary of the fees and services provided by KPMG LLP to us for the years ended December 31, 2024 and 2023.

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$664,408	$451,899
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Total	$664,408	$451,899

(1)	Audit Fees consist of professional services rendered by KPMG LLP for the audits of our annual financial statements and reviews of quarterly financial statements.

Pre-Approval Policies and Procedures

Our audit committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm. Our audit committee’s charter establishes a policy that all audit and permitted non-audit and tax services to be provided by our independent registered public accounting firm must be pre-approved by our audit committee. Our audit committee has pre-approved all such audit and permissible non-audit and tax services in accordance with this policy for the years ended December 31, 2024 and 2023. As part of this review, our audit committee considers whether the provision of any such non-audit or tax services by KPMG LLP is compatible with maintaining the independence of our independent registered public accounting firm.

2025 Proxy Statement	39

Our audit committee may delegate authority to pre-approve services to one or more of its members, provided any decisions made by such member to grant pre-approvals must be presented to the full audit committee at its next scheduled meeting.

Vote Required:	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions have the same impact as votes “Against” the proposal. Brokers have discretion to vote on this proposal.

Board Recommendation:	OUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS EACH UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

Report of the Audit Committee

The audit committee oversees our independent registered public accounting firm and assists our board of directors in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the audit committee:

•	reviewed and discussed our financial statements as of and for the year ended December 31, 2024 with management and KPMG LLP;

•	discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

•	received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board; and

•	discussed the independence of KPMG LLP with that firm.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in the 2024 Annual Report on Form 10-K for filing with the SEC. The audit committee also appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Submitted by the audit committee of our board of directors:

Jean Franchi, Chair

Lawrence T. Kennedy, Jr.

Hany Massarany

Matthew Strobeck, Ph.D.

2025 Proxy Statement	40

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

Proposal Three: Approval of an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, inclusive, as determined by our board of directors in its discretion, subject to our board of directors’ authority to abandon such amendments

General

The amendment proposal (the “Reverse Stock Split Proposal”), if approved, would not immediately cause a reverse stock split, but rather would grant authorization to our board of directors to determine whether or not to adopt an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our Common Stock (without reducing the number of authorized shares of our Common Stock) at a ratio ranging from any whole number between 1-for-2 and 1-for-20, inclusive (the “Split Ratio Range”), in the form set forth in Annex A to this Proxy Statement. Our board of directors has deemed advisable, approved and recommended that our stockholders adopt, and is hereby soliciting stockholder approval of, the proposed amendment to our amended and restated certificate of incorporation to effect a reverse stock split at a ratio within the Split Ratio Range, in the form set forth in Annex A to this Proxy Statement.

If we receive the required stockholder approval of this proposal, our board of directors will have the sole authority to elect, at any time prior to the one year anniversary of the Annual Meeting, whether or not to effect a reverse stock split. Even with stockholder approval of the Reverse Stock Split Proposal, our board of directors will not be obligated to pursue the reverse stock split. Rather, our board of directors will have the flexibility to decide whether or not a reverse stock split (and at what ratio within the Split Ratio Range) is in the best interests of the Company and its stockholders.

If approved by our stockholders and following such approval our board of directors determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing a certificate of amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. As filed, the certificate of amendment would state the number of outstanding shares to be combined into one share of our Common Stock, at the ratio approved by our board of directors within the Split Ratio Range. The amendment would not change the par value of our Common Stock and would not impact the total number of authorized shares of our Common Stock. Therefore, upon effectiveness of a reverse stock split, the number of shares of our Common Stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our Common Stock.

Under Section 242(c) of the Delaware General Corporation Law, our board of directors has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the amended and restated certificate of incorporation at the Annual Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the certificate of amendment with respect thereto is filed with the Secretary of State of the State of Delaware. Our board of directors may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the amended and restated certificate of incorporation and the appropriate range within the Split Ratio Range for any such amendment, including overall

2025 Proxy Statement	41

trends in the stock market, recent changes and anticipated trends in the per-share market price of our Common Stock, business developments and our actual and projected financial performance.

Purpose and Overview of the Reverse Stock Split

Our Common Stock is listed on The Nasdaq Global Market. Our primary objective in effectuating a reverse stock split would be to attempt to raise the per-share trading price of our Common Stock to continue our listing on The Nasdaq Global Market. To maintain listing, The Nasdaq Global Market requires, among other things, that our Common Stock maintain a minimum closing bid price of at least $1.00 per share. On April 16, 2025, the closing bid price for our Common Stock on The Nasdaq Global Market was $0.55 per share.

On March 24, 2025, we received a written deficiency notice from Nasdaq’s Listing Qualifications Staff notifying the Company that, for the last 30 consecutive trading days, beginning on February 7, 2025 and ending on March 21, 2025, the bid price for the Company’s Common Stock had closed below the $1.00 minimum bid price. In accordance with Nasdaq listing rules, we were provided an initial compliance period of 180 calendar days, or until September 22, 2025, for our Common Stock to regain compliance by having a closing price of at least $1.00 per share for at least ten consecutive trading days. If we do not regain compliance with the minimum bid price rule, Nasdaq will provide us written notice that our Common Stock may be transferred to The Nasdaq Capital Market, or ultimately delisted. Following a transfer to The Nasdaq Capital Market, we may be afforded a second compliance period, unless it does not appear to Nasdaq that it is possible for us to cure the deficiency. We may also request a hearing to remain on The Nasdaq Global Market.

Our board of directors is seeking stockholder approval for the authority to effectuate the reverse stock split as a means of increasing the share price of our Common Stock at or above $1.00 per share in order to avoid further action by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement prior to the expiration of the 180-day compliance period, or any additional time we may become eligible for. We expect that the reverse stock split would increase the bid price per share of our Common Stock above the $1.00 per share minimum bid price, thereby satisfying this listing requirement. However, there can be no assurance that the reverse stock split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our Common Stock on The Nasdaq Global Market.

Additionally, we believe that the low per-share market price of our Common Stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our Common Stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our Common Stock.

We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for or provide services to a company with a low stock price, regardless of the size of the Company’s market capitalization. If the reverse stock split successfully increases the per-share price of our Common Stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the reverse stock split will result in additional authorized and unissued shares becoming available for general corporate purposes as the board of directors may determine from time to time, including for use under its equity compensation plans.

We further believe that a higher stock price could help us improve relations with existing and potential new customers. We believe that some prospective customers may take a more cautious view of a company with a

2025 Proxy Statement	42

low stock price, regardless of the size of the Company’s market capitalization, and may be less likely to use a product or service from such a company. If the reverse stock split successfully increases the per-share price of our Common Stock, we believe this increase would reduce the likelihood of a potential negative sentiment from both existing and potential customers.

We believe that the decrease in the number of shares of our outstanding Common Stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our Common Stock begins a declining trend after the reverse stock split is effectuated. The proposed reverse stock split is not intended to be an anti-takeover device.

There can be no assurance that the reverse stock split would achieve any of the desired results. There also can be no assurance that the price per share of our Common Stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time.

If our stockholders do not approve the Reverse Stock Split Proposal and the price of our Common Stock does not otherwise close at $1.00 per share or more for at least ten consecutive trading days before September 22, 2025, it is possible that we would be subject to a delisting action by Nasdaq. We believe a reverse stock split is the most likely way for our Common Stock to reach the minimum bid price requirement of The Nasdaq Global Market, although effectuating the reverse stock split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period required by The Nasdaq Global Market.

If our Common Stock were delisted from The Nasdaq Global Market, trading of our Common Stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets,” which are generally considered to be less efficient markets. As a result, investors may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our Common Stock. Many investors would likely not buy or sell our Common Stock due to difficulty in accessing OTC markets or policies preventing them from trading in securities not listed on a national exchange. To relist shares of our Common Stock on any one of Nasdaq’s three market tiers, we would be required to meet Nasdaq’s initial listing requirements, which are more stringent than the maintenance requirements.

If our Common Stock was delisted from The Nasdaq Global Market (or The Nasdaq Capital Market if we transferred tiers following an unsuccessful attempt to satisfy the minimum bid price requirement prior to the expiration of the initial 180-day compliance period) and the market price of our Common Stock was below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. Rule 15g-9 imposes additional sales practice requirements on broker-dealers who sell such securities that would make trading in our Common Stock more difficult and the market less efficient.

In evaluating whether to seek stockholder approval of the Reverse Stock Split Proposal, our board of directors took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split Proposal, our board of directors reserves the right not to effect the proposed amendment in its entirety if in our board of directors opinion it would not be in the best interests of the Company or our stockholders to effect a reverse stock split.

2025 Proxy Statement	43

Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split, if completed, will increase the market price for our Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of our Common Stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;

•	the reverse stock split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;

•	the reverse stock split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or

•	the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.

In addition, the reverse stock split would reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, increasing the number of authorized but unissued shares of Common Stock. Therefore, the number of shares of our Common Stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our Common Stock following the reverse stock split. The board of directors may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our amended and restated certificate of incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our Common Stock. The issuance of authorized but unissued shares of Common Stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the board of directors’ desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

The market price of our Common Stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Principal Effects of the Reverse Stock Split on the Market for Our Common Stock

On April 16, 2025, the closing bid price for our Common Stock on The Nasdaq Global Market was $0.55 per share. By decreasing the number of shares of our Common Stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. However, there can be no assurance that the market price of the Common Stock would rise to or maintain any particular level. In addition, the fewer number of shares of Common Stock that will be available to trade will possibly cause the trading market of our Common Stock to become less liquid, which could have an adverse effect on the price of our Common Stock.

Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares

If our stockholders approve the Reverse Stock Split Proposal, and if our board of directors decides to effectuate a proposed amendment to effect a reverse stock split, the principal effect of the amendment would be to reduce the number of issued and outstanding shares of our Common Stock, depending on the Split Ratio Range set forth in such amendment, from 146,443,291 shares as of the Record Date to between approximately

2025 Proxy Statement	44

73,221,645 shares and approximately 7,322,164 shares. If the reverse stock split is effectuated, the total number of shares of our Common Stock each stockholder holds would be reclassified automatically into the number of shares of our Common Stock equal to the number of shares of our Common Stock each stockholder held immediately prior to the reverse stock split divided by the ratio approved by the board of directors within the Split Ratio Range and set forth in the applicable amendment.

Effecting the reverse stock split will not change the total authorized number of shares of our Common Stock. However, the reduction in the issued and outstanding shares would provide more authorized shares available for future issuance. Other than the shares available for future issuance under our 2006 Incentive Plan, 2016 Incentive Plan, 2020 Incentive Plan, ESPP, 2011 Second Amended and Restated Bonus-to-Options Program, and 2015 Third Amended and Restated Bonus-to-Options Program (collectively, the “Plans”), we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to this proposed reverse stock split at this time. However, we have in the past conducted certain public and private offerings of our securities, and we may continue to require additional capital in the future to fund our operations. As a result, it is possible that we will seek to issue such additional shares of Common Stock in connection with any such capital raising activities, or any of the other activities described above. The board of directors does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the board of directors deems to be in the best interests of us and our stockholders.

The reverse stock split would affect all holders of our Common Stock uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported by Nasdaq, on the last trading day prior to the effective date of the split. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the certificate of amendment to the amended and restated certificate of incorporation and the date a stockholder receives payment for the cashed-out fractional shares. The payment amount would be paid to the stockholder in accordance with the procedures outlined below.

After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective date, our Common Stock would have a new CUSIP number, which is a number used to identify our equity securities. Stock certificates issued before the reverse stock split will reflect the older CUSIP number and should be returned to our transfer agent by following the procedures described below under “Effect on Registered Certificated Shares.”

Principal Effects of the Reverse Stock Split on Outstanding Equity

As of the Record Date, we had outstanding (a) options to purchase an aggregate of 8,612,580 shares of our Common Stock with exercise prices ranging from $0.4155 to $20.67 per share, (b) warrants to purchase an aggregate of 5,603,324 shares of our Common Stock with exercise prices ranging from $0.793 to $4.452 per share, and (c) 4,073,180 RSUs outstanding.

2025 Proxy Statement	45

Under the terms of the Plans, the compensation committee will have discretion to determine the appropriate adjustment to the awards granted under our Plans in the event of a reverse stock split. Accordingly, if the reverse stock split is effected, the number of shares available for issuance under the Plans, as well as the number of shares subject to any outstanding award under the Plans, and the exercise price, grant price or purchase price relating to any such award under our Plans, will be proportionately adjusted by the compensation committee, as applicable, to reflect the reverse stock split. The compensation committee will also determine the treatment of fractional shares subject to outstanding awards under the Plans. Accordingly, pursuant to the authority as provided under each of the Plans, the compensation committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes to our Plans-based awards, which would also be proportionally adjusted by the ratio approved by the board of directors within the Split Ratio Range. Under the terms of the warrants, the number of warrant shares issuable upon exercise of the warrant shall be proportionally adjusted by the ratio approved by the board of directors within the Split Range Ratio, effective the date of the reverse stock split.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends

We have never declared or paid cash dividends on our Common Stock, nor do we have any plans to declare in the foreseeable future any distributions of cash or other property to holders of Common Stock, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our Common Stock.

Accounting Matters

The reverse stock split would not affect the par value of our Common Stock, which would remain unchanged at $0.001 per share. As a result, on the effective date, the present value of the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced based on the designated reverse stock split ratio, and the additional paid-in capital account will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value of the Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders holding shares of our Common Stock with a broker and having any questions in this regard should contact their broker.

Effect on Registered “Book-Entry” Holders of Our Common Stock

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post- split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post- split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our Common Stock held following the reverse stock split.

If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the reverse stock split. By signing and cashing the check, stockholders would warrant that they owned the shares of our Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.

2025 Proxy Statement	46

Effect on Registered Certificated Shares

Some stockholders hold their shares in certificated form or a combination of certificated and book-entry form. If any of a stockholder’s shares are held in certificated form, they will receive a letter of transmittal from Computershare as soon as practicable after the effective time of the reverse stock split. The letter of transmittal will be accompanied by instructions specifying how stockholders can exchange their certificate representing the pre-split shares for a statement of holding for their post-split shares. Please note, when sending Computershare their completed letter of transmittal, stockholders should ensure they enclose all of their original physical stock certificates with their letter of transmittal. It is recommended that stockholders send this presentation to Computershare by trackable mail, return receipt requested. After a stockholder submits their certificate representing the pre-split shares, together with a duly completed letter of transmittal, their post-split shares will be issued to them electronically in book-entry form. This means that, instead of receiving a new stock certificate, such stockholders will receive a statement of holding that indicates the number of post-split shares they own in book-entry form. We will no longer issue physical stock certificates unless a stockholder makes a specific request for a physical stock certificate representing the stockholder’s post-split shares.

Beginning on the effective date of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares. Stockholders will need to exchange their old certificates in order to effect transfers of shares on The Nasdaq Global Market. If a stockholder is entitled to a payment in lieu of any fractional shares, payment will be made as described above under “Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares.”

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

As applicable, new share certificates evidencing post-split shares that are issued in exchange for pre-split shares representing restricted shares will contain the same restrictive legend as on the old certificates. For purposes of determining the term of the restrictive period applicable to the post-split shares, the time period during which a stockholder has held their existing pre-split shares will be included in the total holding period.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following is a general summary of certain material U.S. federal income tax consequences of the reverse stock split to stockholders that hold their shares of Common Stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986 (the “Code”) Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances, including the impact of the alternative minimum tax, the Medicare surtax on net investment income or the special tax accounting rules under Section 451(b) of the Code, or to stockholders that may be subject to special tax rules, including, without limitation: (i) banks, insurance companies, or other financial institutions; (ii) tax-exempt organizations; (iii) dealers in securities or commodities; (iv) regulated investment companies or real estate investment trusts; (v) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vi) traders in securities that elect to use the mark-to-market method of accounting; (vii) persons whose “functional currency” is not the U.S. dollar; (viii) persons holding our

2025 Proxy Statement	47

Common Stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (ix) persons who acquired our Common Stock in connection with employment or the performance of services; (x) retirement plans; (xi) persons holding our Common Stock as “qualified small business stock” under Section 1202 of the Code; (xii) persons who are not U.S. Holders (as defined below); or (xiii) certain former citizens or long-term residents of the United States. In addition, this summary of certain material U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

It is intended that the reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the reverse stock split qualifies as a “recapitalization” for U.S. federal income tax purposes, then, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the reverse stock split. A stockholder’s aggregate tax basis in the shares of the Common Stock received pursuant to the reverse stock split should equal the stockholder’s aggregate tax basis in the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such stockholder’s holding period in the shares of the Common Stock received should include the holding period of the shares of the Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered pursuant to the reverse stock split to shares of Common Stock received pursuant to the reverse stock split. Stockholders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who receives cash in lieu of a fractional share of Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who

2025 Proxy Statement	48

receives cash in lieu of a fractional share in the reverse stock split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the reverse stock split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.

Vote Required:	Approval of an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, inclusive, as determined by our board of directors in its discretion, subject to our board of directors’ authority to abandon such amendments requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions have the same impact as votes “Against” the proposal. Brokers do not have discretion to vote on this proposal.

Board Recommendation:	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.

2025 Proxy Statement	49

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Proposal Four: Approval of the Company’s Amended and Restated ESPP to increase the available shares of the Company’s Common Stock under the plan by 1,451,500 and to increase the maximum number of shares of the Company’s Common Stock that may be provided as the result of the plan’s annual automatic increase to 3,000,000

General

Effective with our IPO in October 2020, the Company’s board of directors and its stockholders approved the Company’s Employee Stock Purchase Plan (the “ESPP”). The ESPP allows the Company’s employees to purchase shares of the Company’s Common Stock at a discount through payroll deductions. We are asking our shareholders to approve an amendment and restatement of the ESPP to increase the number of shares of Common Stock authorized for issuance under the ESPP by 1,451,500 and to provide that the maximum number of shares available under the ESPP automatically increases on the first trading day of each calendar year by an amount equal to the lesser of (i) 1% of the shares of Common Stock issued and outstanding on December 31st of the immediately preceding calendar year, (ii) (x) beginning with the fiscal year ending December 31, 2022, and continuing until (and including) the fiscal year ending December 31, 2025, 338,106 Shares and (y) beginning with the fiscal year ending December 31, 2026, and continuing until (and including) the fiscal year ending December 31, 2030, 3,000,000, and (iii) an amount determined by the board of directors.

We initially reserved 338,106 shares of Common Stock for issuance under the ESPP. In addition, pursuant to its terms, the number of shares of Common Stock available for issuance automatically increases on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2022 and continuing until (and including) the fiscal year ending December 31, 2030, with the annual increase equal to the lesser of (i) 1% of the shares of Common Stock issued and outstanding on December 31st of the immediately preceding calendar year, (ii) 338,106, and (iii) an amount determined by the board of directors. As a result of the annual automatic increase, the number of shares of Common Stock available for issuance increased by 307,896 for the fiscal year ending December 31, 2022 and by 338,106 beginning with the fiscal year ending December 31, 2023 and continuing until (and including) the fiscal year ending December 31, 2025. As of March 1, 2025, 48,500 shares of Common Stock remained available for issuance under the ESPP. If this proposal is approved by our shareholders, the total shares available for issuance under the ESPP would increase by 1,451,500 and the maximum annual increase would increase from 338,106 to 3,000,000.

Reasons for Stockholder Approval.

The Company views the ESPP as an integral tool for attracting, retaining, and motivating employees. The ESPP promotes stock ownership by employees, thereby aligning their interests with those of the Company’s stockholders.

As of March 1, 2025, there were 48,500 shares of Common Stock available for issuance under the ESPP. Our board of directors believes the currently available shares are insufficient to meet the Company’s needs with respect to competing for qualified personnel in the competitive market in which it operates.

Accordingly, on or about April 15, 2025 our board of directors approved the Company’s Amended and Restated ESPP, which will increase the available shares under the ESPP by 1,451,500, subject to shareholder approval at the annual meeting, and change the automatic increase provisions under our ESPP to provide that the annual increase will be the lesser of (i) 1% of the shares of Common Stock issued and outstanding on December 31st of the immediately preceding calendar year, (ii) (x) beginning with the fiscal year ending December 31, 2022, and continuing until (and including) the fiscal year ending December 31, 2025, 338,106

2025 Proxy Statement	50

Shares and (y) beginning with the fiscal year ending December 31, 2026, and continuing until (and including) the fiscal year ending December 31, 2030, 3,000,000, and (iii) an amount determined by the board of directors. Our board of directors believes that if this proposal is not approved, we may be at a disadvantage against our competitors when competing for qualified personnel, which could result in the need to increase cash compensation, thereby reducing resources available to meet our business needs.

We are asking our shareholders to approve the Company’s Amended and Restated ESPP, as required by the Internal Revenue Code.

Summary of the ESPP

The purpose of the ESPP is to assist eligible employees of the Company and its designated affiliates in acquiring stock ownership interest in the Company. The following is a summary of the material terms of the ESPP, which is qualified by reference to the complete text of the ESPP, as amended and restated, a copy of which is attached as Annex B to this Proxy Statement:

•

All employees of the Company who meet certain service requirements are eligible to participate in the ESPP. However, employees who own 5% or more of the total combined voting power or value of the Company’s stock are not eligible to participate. As of April 16, 2025, approximately 285 employees are eligible to participate in the ESPP.

•

The ESPP includes two components: (a) a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (Code) (423 Component) and (b) a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (Non-423 Component), under which options shall be granted in ways designed by the compensation committee to achieve desirable tax outcomes or other objectives for plan participants and the Company. Except as otherwise provided in the ESPP, both components will operate and be administered in the same manner.

•

The ESPP operates with successive six-month offering periods. Unless otherwise specified by the compensation committee, these offering periods begin on September 1st and March 1st of each year (or if such dates are not trading days, then the first trading day immediately following such dates). During these offering periods, participants can elect to purchase shares of the Company’s Common Stock through payroll deductions.

•	Participants may contribute up to 15% of their earnings towards the purchase of Common Stock. These contributions are made through payroll deductions, which accumulate during the offering period.

•

The purchase price for shares under the ESPP is generally set at 85% of the fair market value of the Company’s Common Stock on either the first or last day of the offering period, whichever is lower. However, the compensation committee may, at is discretion, choose a higher per share purchase price, so long as that price is communicated to plan participants prior to the beginning of the offering period.

•

As amended, an additional 1,451,000 shares of Common Stock will be reserved for issuance under the ESPP. The maximum number of shares available under the ESPP will automatically increase on the first trading day of each calendar year by an amount equal to the lesser of (i) 1% of the shares of Common Stock issued and outstanding on December 31st of the immediately preceding calendar year, (ii) 3,000,000, and (iii) an amount determined by the board of directors. As of April 16, 2025, the closing sales price per share of the Company’s Common Stock was $0.55.

•

Rights granted under the ESPP are not transferable by the participant other than by will or the laws of descent and distribution. During the participant’s lifetime, the rights are exercisable only by the participant.

•

The ESPP will be administered by the compensation committee or a designee of the compensation committee. The ESPP may be amended by the Company’s board of directors or compensation committee but may not be amended without prior stockholder approval to the extent required by Section 423 of the Code.

2025 Proxy Statement	51

•

The ESPP shall continue in effect until the earlier of (i) the termination of the ESPP by the Company’s board of directors or the compensation committee pursuant to the terms of the ESPP and (ii) the ten-year anniversary of the effective date of the amended and restated ESPP, with no new offering periods commencing on or after such ten-year anniversary.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to the ESPP. This discussion does not address all aspects of the United States federal income tax consequences of participating in the ESPP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the ESPP. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to the ESPP.

423 Component Offerings

Under the 423 Component of the ESPP, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company (or, if applicable, the affiliate employer), upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the option period in which the shares were acquired or within one year after the actual purchase date of those shares, whichever is later, then the participant will recognize ordinary income, in the year of sale or disposition, equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company (or, if appliable, the affiliate employer) will be entitled to an income tax deduction (subject to applicable limits under the Code, including, if applicable, those imposed by Section 162(m) of the Code), for the taxable year equal to the amount recognized as ordinary income by the participant. The amount of this ordinary income will be added to the participant’s basis in the shares and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares have been held for more than one year since the date of purchase, the gain or loss will be long-term.

If the participant sells or disposes of the purchased shares more than two years after the start date of the option period in which the shares were acquired and more than one year after the actual purchase date of those shares (a “qualifying disposition”), then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (b) the applicable purchase price discount on the purchased shares, measured against the fair market value of the shares on the first day of that option period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. The Company (or, if applicable, the affiliate employer) will not be entitled to an income tax deduction with respect to a qualifying disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the applicable purchase price discount on the purchased shares, measured against the fair market value of the shares on the first day of the option period in which those shares were acquired will constitute ordinary income in the year of death. The Company (or, if applicable, the affiliate employer) will not be entitled to an income tax deduction with respect to a qualifying disposition.

Non-423 Component Offerings

If a purchase right is granted under the Non-423 Component of the ESPP, then to the extent a participant is subject to U.S. federal income tax, the participant will recognize ordinary income, in the year of purchase, in

2025 Proxy Statement	52

an amount equal to the excess of the fair market value of the shares on the purchase date over the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares, after such basis adjustment, will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date. The Company (or, if applicable, the affiliate employer) may be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant (subject to applicable limits under the Code, including, if applicable, those imposed by Section 162(m) of the Code).

The foregoing is only a summary of the U.S. federal income taxation of participants and the Company as to the participation in the ESPP. This discussion is not intended to be exhaustive and does not provide tax guidance to participants in the ESPP, as the consequences may vary. The summary does not address the effects of other federal taxes (including employment taxes or excise taxes, or taxability under Section 409A of the Code) or taxes imposed under state, local, or non-U.S. tax laws. The summary is not intended or written to be used, and cannot be used, for the purposes of avoiding tax penalties.

Registration with the SEC

If our stockholders approve this proposal, we will file with the SEC, as soon as reasonably practicable after such approval, a registration statement of Form S-8 relating to the additional shares available for issuance under the amended and restated ESPP.

Plan Benefits

It is not possible to determine how many eligible employees will participate in the ESPP in the future or their level of participation. Therefore, it is not possible to determine with certainty the dollar value or number of shares of Company Common Stock that will be distributed under the ESPP. Our non-employee directors do not participate in the ESPP. During 2024, Mr. Hutton, Ms. Harper Cowie and Mr. O’Kane purchased 16,139, 10,000 and 13,231 shares of Company Common Stock, respectively, under the ESPP. During 2024, our executive officers as a group purchased 39,370 shares of Company Common Stock under the ESPP, and our employees as a group (other than executive officers) purchased 432,473 shares of Company Common Stock under the ESPP.

Vote Required:	Approval of the amendment and restatement of the ESPP requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions have the same impact as votes “Against” the proposal. Brokers do not have discretion to vote on this proposal.

Board Recommendation:	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S AMENDED AND RESTATED ESPP TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE AND PROVIDED BY THE AUTOMATIC INCREASE THAT OCCURS ANNUALLY UNDER THE COMPANY’S ESPP.

2025 Proxy Statement	53

ADDITIONAL INFORMATION

Other Matters

Our board of directors is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders

In order to be considered for inclusion in the proxy materials for our 2026 annual meeting of stockholders, proposals submitted by stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at Biodesix, Inc., 919 West Dillon Rd., Louisville, CO 80027 on or before December 11, 2025, and also must otherwise comply with the procedures and requirements set forth in Rule 14a-8.

Alternatively, stockholders intending to present a proposal (outside of the process established in Rule 14a-8) or nominate a director for election at our 2025 annual meeting of stockholders without having the proposal or nomination included in the proxy materials for the meeting must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, for our 2026 annual meeting of stockholders, our Corporate Secretary must receive the proposal or nomination no earlier than January 20, 2026 and no later than the close of business on February 19, 2026. The proposal or nomination must contain the information required by our bylaws and otherwise comply with the requirements set forth in our bylaws.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 21, 2026.

Availability of Annual Report on Form 10-K

A copy the 2024 Annual Report on Form 10-K as filed with the SEC is available free of charge on our website at www.biodesix.com or on the SEC’s website at www.sec.gov. Stockholders may also obtain a copy of our 2024 Annual Report on Form 10-K, including financial statements but excluding exhibits, without charge by sending a written request to: Biodesix, Inc., Attention: Corporate Secretary, 919 West Dillon Rd., Louisville, CO 80027.

2025 Proxy Statement	54

Annex A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BIODESIX, INC.

Biodesix, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is Biodesix, Inc. The Corporation was originally incorporated under the name Elston Technologies, Inc. The Corporation’s original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on December 23, 2005, and amended on October 30, 2020 (as amended, the Certificate of Incorporation”).

SECOND: This amendment to the Certificate of Incorporation has been duly authorized by the directors and the requisite stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

THIRD: The Certificate of Incorporation is hereby amended in the form set forth in the following resolution:

RESOLVED: The Certificate of Incorporation is hereby amended to include a new Section 4.5 in Article IV as follows:

4.5 Reverse Stock Split. Upon the filing and effectiveness of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware, each [ ]2 shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time (as defined below) shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock without increasing or decreasing the par value of each share (the “Reverse Stock Split”).

No fractional interest in a share of Common Stock shall be deliverable upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split held by a holder prior to the Reverse Stock Split shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. Any fractional share resulting from such aggregation upon the Reverse Stock Split shall be rounded down to the nearest whole number. Each holder who would otherwise be entitled to a fraction of a share of Common Stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment (without interest) in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Corporation’s Common Stock as reported by The Nasdaq Stock Market LLC on the last trading day prior

[2]

This amendment approves the combination of not less than 2 nor more than 20 shares of the Corporation’s Common Stock into one share of the Corporation’s Common Stock, with the specific ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of the Corporation’s board of directors. If the Reverse Stock Split Proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Corporation’s board of directors to be in the best interests of the Corporation and its stakeholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Corporation’s board of directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

2025 Proxy Statement	A-1

to the effective date of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split). The Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the Reverse Stock Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Stock Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

FOURTH: The Certificate of Amendment of the Certificate of Incorporation so adopted reads in full as set forth above and is hereby incorporated herein by this reference. All other provisions of the Certificate of Incorporation remain in full force and effect.

FIFTH: The foregoing amendment shall be effective as of 12:01 a.m., Eastern Time, on [DATE], 202[5] (the “Effective Time”).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on     , 202[5].

BIODESIX, INC.

By:
Name:	Robin Harper Cowie
Title:	Chief Financial Officer

2025 Proxy Statement	A-2

Annex B

BIODESIX, INC.

EMPLOYEE STOCK PURCHASE PLAN

(AMENDED AND RESTATED EFFECTIVE APRIL 15, 2025)

1.   PURPOSE. The purpose of the Biodesix, Inc. Employee Share Purchase Plan (this “Plan”) is to provide eligible Employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions or other contributions in order to enhance such employees’ sense of participation in the affairs of the Company. This Plan is amended and restated as set forth herein and such amendment and restatement shall apply to Offering Periods beginning on or after March 1, 2025.

This Plan includes two components: (a) a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”), the provisions of which shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423 of the Code; and (b) a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”), under which options shall be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities laws or other objectives for eligible Employees, the Company and its Participating Subsidiaries. Except as otherwise provided in this Plan, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.   DEFINITIONS. As used herein, the terms set forth below have the meanings assigned to them in this Section 2 and shall include the plural as well as the singular, as appropriate.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Board” means the Board of Directors of Biodesix, Inc.

“Business Day” shall mean a day on which NASDAQ is open for trading.

“Brokerage Account” means the account in which the Purchased Shares may be held.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or the designee of the Compensation Committee.

“Company” means Biodesix, Inc., a Delaware corporation, or any successor thereto.

“Compensation” means base pay, commissions, overtime, and vacation, holiday and sick pay. Compensation does not include: (1) income related to stock option awards, stock grants and other equity incentive awards; (2) expense reimbursements; (3) relocation-related payments; (4) benefit plan payments (including but not limited to short-term disability pay, long-term disability pay, maternity pay, military pay, tuition reimbursement and adoption assistance); (5) accrued but unpaid compensation for a deceased Participant; (6) income from non-cash and fringe benefits; (7) severance payments; (8) annual, quarterly, monthly and other cash bonuses; and (9) other forms of compensation not specifically listed herein.

“Employee” means any individual who is a common law employee of the Company or any other Participating Subsidiary. For purposes of the Plan, the employment relationship shall be treated as continuing

2025 Proxy Statement	B-1

intact while the individual is on sick leave or other leave of absence approved by the Company or the Participating Subsidiary, as appropriate, and only to the extent permitted under Section 423 of the Code with respect to the 423 Component. For purposes of the Plan, an individual who performs services for the Company or a Participating Subsidiary pursuant to an agreement (written or oral) that classifies such individual’s relationship with the Company or a Participating Subsidiary as other than a common law employee shall not be considered an “employee” with respect to any period preceding the date on which a court or administrative agency issues a final determination that such individual is an “employee.”

“Enrollment Date” means the first Business Day of each Offering Period.

“Exercise Date” means the last Business Day of each Offering Period (or, if determined by the Committee, the Purchase Period if different from the Offering Period).

“Fair Market Value” means the closing transaction price for a Share as reported on NASDAQ on the date as of which such value is being determined or, if the Common Stock is not listed on NASDAQ, the closing transaction price for a Share on the principal national stock exchange on which the Shares are traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported. Notwithstanding the foregoing, if the first Offering Period commences on the first Business Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement to be effective, the Fair Market Value for purposes of the Enrollment Date for such first Offering Period shall be the initial price to the public as set forth in the final prospectus included in the Registration Statement.

“Offering Period” means every six-month period beginning the first Business Day of March and the first Business Day of September or such other period designated by the Committee; provided that in no event shall an Offering Period exceed 27 months, with the commencement of the first Offering Period to be determined by the Board or the Committee, as determined by the Board. Notwithstanding anything herein to the contrary, the Committee may establish an Offering Period with multiple Purchase Periods within such Offering Period.

“Option” means an option granted under this Plan that entitles a Participant to purchase Shares.

“Participant” means an Employee who satisfies the requirements of Sections 3 and 5 of the Plan.

“Participating Subsidiary” means each Subsidiary other than those that the Committee or the Board has excluded from participation in the Plan.

“Plan” means this Biodesix, Inc. Employee Stock Purchase Plan, as amended from time to time.

“Purchase Account” means the account used to purchase Shares through the exercise of Options under the Plan.

“Purchase Period” means the period designated by the Committee during which payroll deductions or other contributions of the Participants are accumulated under the Plan. A Purchase Period may coincide with an entire Offering Period or there may be multiple Purchase Periods within an Offering Period, as determined by the Committee prior to the commencement of the applicable Offering Period.

“Purchase Price” shall be the lesser of: (i) 85% percent of the Fair Market Value of a Share on the applicable Enrollment Date for an Offering Period and (ii) 85% percent of the Fair Market Value of a Share on the applicable Exercise Date; provided, however, that the Committee may determine a different per share Purchase Price provided that such per share Purchase Price is communicated to Participants prior to the beginning of the Offering Period and provided that in no event shall such per share Purchase Price be less than the lesser of (i) 85% of the Fair Market Value of a Share on the applicable Enrollment Date or (ii) 85% of the Fair Market Value of a Share on the Exercise Date.

2025 Proxy Statement	B-2

“Purchased Shares” means the full Shares issued or delivered pursuant to the exercise of Options under the Plan.

“Registration Statement” means the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock.

“Shares” means shares of the common stock of the Company.

“Subsidiary” means an entity, domestic or foreign, of which not less than 50% of the voting equity is held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary; provided such entity is also a “subsidiary” within the meaning of Section 424 of the Code.

“Termination Date” means (i) the date on which a Participant terminates employment or on which the Participant ceases to provide services to the Company or a Subsidiary as an employee or as otherwise required under Section 423 with respect to the 423 Component or (ii) subject to Section 423 of the Code with respect to the 423 Component, the date on which the Participant’s employment is determined to have been terminated for purposes of the Plan by the Committee. The Termination Date specifically does not include any period following that date which the Participant may be eligible for or in receipt of other payments from the Company including in lieu of notice or termination or severance pay or as wrongful dismissal damages.

3.   ELIGIBILITY.

(a)  Only Employees of the Company or a Participating Subsidiary shall be eligible to be granted Options under the Plan and, in no event may a Participant be granted an Option under the Plan following his or her Termination Date.

(b)  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the 423 Component of the Plan if (i) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding Options or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its Subsidiaries or (ii) such Option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time each such Option is granted) for each calendar year in which such Option is outstanding at any time. Except as otherwise determined by the Committee prior to the commencement of an Offering Period, no Participant may purchase more than 10,000 Shares during any Offering Period.

4.   EXERCISE OF AN OPTION. Options shall be exercised on behalf of Participants in the Plan every Exercise Date, using payroll deductions that have accumulated in the Participants’ Purchase Accounts during the immediately preceding Purchase Period or that have been retained from a prior Purchase Period pursuant to Section 8 hereof.

5.   PARTICIPATION.

(a)  Unless otherwise determined by the Committee prior to the commencement of an Offering Period and in accordance with Section 423 of the Code with respect to the 423 Component, an Employee shall be eligible to participate on the first Enrollment Date that occurs after such Employee’s first date of employment with the Company or a Participating Subsidiary; provided, that such Employee properly completes and submits an election form by the deadline prescribed by the Company.

2025 Proxy Statement	B-3

(b)  An Employee who does not become a Participant on the first Enrollment Date on which he or she is eligible may thereafter become a Participant on any subsequent Enrollment Date by properly completing and submitting an election form by the deadline prescribed by the Company.

(c)  Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Purchase Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12 hereof.

6.   PAYROLL DEDUCTIONS.

(a)  A Participant shall elect to have payroll deductions made during a Purchase Period equal to no less than 1% of the Participant’s Compensation up to a maximum of 15% (or such greater amount as the Committee establishes from time to time). The amount of such payroll deductions shall be in whole percentages. All payroll deductions made by a Participant shall be credited to his or her Purchase Account. A Participant may not make any additional payments into his or her Purchase Account. Notwithstanding the foregoing or any provisions to the contrary in the Plan, the Committee may allow participants to make other contributions under the Plan via cash, check, or other means instead of payroll deductions if payroll deductions are not permitted under applicable local law, and for any Offering Period under the 423 Component, if the Committee determines that such other contributions are permissible under Section 423 of the Code.

(b)  Except as otherwise determined by the Committee prior to the commencement of an Offering Period, a Participant may not increase the rate of payroll deductions during an Offering Period. A Participant may decrease the rate of payroll deductions during an Offering Period by properly completing and submitting an election change form in accordance with the procedures prescribed by the Committee and/or any other forms required by the Committee and by following any other procedures as may be established by the Committee, in which case the new rate shall become effective as soon as administratively practicable after the Participant elects such change and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period, except that a Participant may elect at any time during an Offering Period, regardless of whether the Participant previously decreased his or her contribution percentage, to reduce his or her contribution percentage to 0% and such change shall become effective as soon as administratively practicable after the Participant elects such change and shall continue for the remainder of the Offering Period unless changed as described below. A Participant may change his or her payroll deduction percentage under subsection (a) above for any subsequent Offering Period by properly completing and submitting an election change form in accordance with the procedures prescribed by the Committee. The change in amount shall be effective as of the first Enrollment Date following the date of filing of the election change form. Unless otherwise determined by the Committee prior to the commencement of an Offering Period, a payroll deduction election will automatically apply to the next Offering Period, unless otherwise cancelled or changed by the Participant prior to the commencement of such Offering Period.

(c)  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to 0% at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s election form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 12 hereof.

7.   GRANT OF OPTION. On the applicable Enrollment Date, each Participant in an Offering Period shall be granted an Option to purchase on the applicable Exercise Date a number of full Shares determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Purchase Account as of the applicable Exercise Date by the applicable Purchase Price.

8.   EXERCISE OF OPTION. A Participant’s Option for the purchase of Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares subject to the Option shall be purchased for such

2025 Proxy Statement	B-4

Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Purchase Account. If the Fair Market Value of a Share on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value of a Share on the first day of any subsequent Offering Period, the Company may establish procedures to automatically enroll such participant in the subsequent Offering Period and any funds accumulated in a participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Exercise Date immediately prior to the first day of such subsequent Offering Period. A participant does not need to file any forms with the Company to be automatically enrolled in the subsequent Offering Period.

No fractional Shares shall be purchased; any payroll deductions accumulated in a Participant’s Purchase Account which are not sufficient to purchase a full Share shall be retained in the Purchase Account for the next subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 12 hereof. All other payroll deductions accumulated in a Participant’s Purchase Account and not used to purchase Shares on an Exercise Date shall be distributed to the Participant. During a Participant’s lifetime, a Participant’s Option is exercisable only by him or her. The Company shall satisfy the exercise of all Participants’ Options for the purchase of Shares through (a) the issuance of authorized but unissued Shares, (b) the transfer of treasury Shares, (c) the purchase of Shares on behalf of the applicable Participants on the open market through an independent broker and/or (d) a combination of the foregoing.

9.   ISSUANCE OF STOCK. The Shares purchased by each Participant shall be issued in book entry form and shall be considered to be issued and outstanding to such Participant’s credit as of the end of the last day of each Purchase Period. The Committee may permit or require that shares be deposited directly in a Brokerage Account with one or more brokers designated by the Committee or to one or more designated agents of the Company, and the Committee may use electronic or automated methods of share transfer. The Committee may require that Shares be retained with such brokers or agents for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares, and may also impose a transaction fee with respect to a sale of Shares issued to a Participant’s credit and held by such a broker or agent. The Committee may permit Shares purchased under the Plan to participate in a dividend reinvestment plan or program maintained by the Company, and establish a default method for the payment of dividends.

10.   APPROVAL BY STOCKHOLDERS. Notwithstanding the above, the Plan is expressly made subject to the approval of the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. If the Plan is not so approved by the stockholders within 12 months before or after the date the Plan is adopted by the Board, this Plan shall not come into effect.

11.   ADMINISTRATION.

(a)  Powers and Duties of the Committee. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, Section 423 of the Code and the regulations thereunder with respect to the 423 Component, the Committee shall have the discretionary authority to determine the time and frequency of granting Options, the duration of Offering Periods and Purchase Periods, the terms and conditions of the Options and the number of Shares subject to each Option. The Committee shall also have the discretionary authority to do everything necessary and appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan (but any such interpretation shall not be inconsistent with the provisions of Section 423 of the Code with respect to the 423 Component). All actions, decisions and determinations of, and interpretations by the Committee with respect to the Plan shall be final and binding upon all Participants and upon their executors, administrators, personal representatives, heirs and legatees. No member of the Board or the Committee shall be liable for any action, decision, determination or interpretation made in good faith with respect to the Plan or any Option granted hereunder. With respect to the 423 Component, an Offering Period shall be administered so as to ensure that all Participants have the same rights and privileges as provided by Section 423(b)(5) of the Code.

2025 Proxy Statement	B-5

(b)  Administrator. The Company, Board or the Committee may engage the services of a brokerage firm or financial institution to perform certain ministerial and procedural duties under the Plan including, but not limited to, mailing and receiving notices contemplated under the Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds maintained in the Purchase Account or proceeds from the sale of Shares through the Brokerage Account, and filing with the appropriate tax authorities proper tax returns and forms (including information returns) and providing to each Participant statements as required by law or regulation.

(c)  Indemnification. Each person who is or shall have been (i) a member of the Board, (ii) a member of the Committee, or (iii) an officer or employee of the Company to whom authority was delegated in relation to this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, any contract with the Company, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

12.   WITHDRAWAL. A Participant may withdraw from the Plan by properly completing and submitting to the Company a withdrawal form in accordance with the procedures prescribed by the Committee, which must be submitted prior to the date specified by the Committee before the last day of the applicable Offering Period. Upon withdrawal, any payroll deductions credited to the Participant’s Purchase Account prior to the effective date of the Participant’s withdrawal from the Plan will be returned to the Participant. No further payroll deductions for the purchase of Shares will be made during subsequent Offering Periods, unless the Participant properly completes and submits an election form, by the deadline prescribed by the Company in respect of such Offering Period. A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in the Plan or in any similar plan that may hereafter be adopted by the Company.

13.   TERMINATION OF EMPLOYMENT. On the Termination Date of a Participant for any reason prior to the applicable Exercise Date, whether voluntary or involuntary, and including termination of employment due to retirement, death or as a result of liquidation, dissolution, sale, merger or a similar event affecting the Company or a Participating Subsidiary, the corresponding payroll deductions credited to his or her Purchase Account will be returned to him or her or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 16, and his or her Option will be automatically terminated.

14.   INTEREST. No interest shall accrue on the payroll deductions of a Participant in the Plan.

15.   STOCK.

(a)  The stock subject to Options shall be common stock of the Company as traded on NASDAQ or on such other exchange as the Shares may be listed.

(b)  Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of Shares which shall be initially made available for sale under the Plan shall be 1,789,606 Shares. In addition, subject to adjustments upon changes in capitalization of the Company as provided

2025 Proxy Statement	B-6

in Section 18 hereof, the maximum number of Shares which shall be made available for sale under the Plan shall automatically increase on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2022, and continuing until (and including) the fiscal year ending December 31, 2030, with such annual increase equal to the lesser of (i) (x) beginning with the fiscal year ending December 31, 2022, and continuing until (and including) the fiscal year ending December 31, 2025, 338,106 Shares and (y) beginning with the fiscal year ending December 31, 2026, and continuing until (and including) the fiscal year ending December 31, 2030, 3,000,000, (ii) 1% of the number of Shares issued and outstanding on December 31 of the immediately preceding fiscal year, and (iii) an amount determined by the Board. If, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(c)  A Participant shall have no interest or voting right in Shares covered by his or her Option until such Option has been exercised and the Participant has become a holder of record of Shares acquired pursuant to such exercise.

16.   DESIGNATION OF BENEFICIARY. The Committee may permit Participants to designate beneficiaries to receive any Purchased Shares or payroll deductions, if any, in the Participant’s accounts under the Plan in the event of such Participant’s death. Beneficiary designations shall be made in accordance with procedures prescribed by the Committee. If no properly designated beneficiary survives the Participant, the Purchased Shares and payroll deductions, if any, will be distributed to the Participant’s estate.

17.   ASSIGNABILITY OF OPTIONS. Neither payroll deductions credited to a Participant’s Purchase Account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 12 hereof.

18.   ADJUSTMENT OF NUMBER OF SHARES SUBJECT TO OPTIONS.

(a)  Adjustment. Subject to any required action by the stockholders of the Company, the maximum number of securities available for purchase under the Plan, as well as the price per security and the number of securities covered by each Option under the Plan which has not yet been exercised shall be appropriately adjusted in the event of any a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock of the Company, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under the Plan, such fractional security shall be disregarded. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. With respect to the 423 Component, the Options granted pursuant to the Plan shall not be adjusted in a manner that causes the Options to fail to qualify as options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the Board may either provide for the purchase of Shares as of the date on which such Offering Period terminates or return to each Participant the payroll deductions credited to such Participant’s Purchase Account.

2025 Proxy Statement	B-7

(c)  Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the Board determines, in the exercise of its sole discretion, that in lieu of such assumption or substitution to either terminate all outstanding Options and return to each Participant the payroll deductions credited to such Participant’s Purchase Account or to provide for the Offering Period in progress to end on a date prior to the consummation of such sale or merger.

19.   AMENDMENTS OR TERMINATION OF THE PLAN.

(a)  The Board or the Committee may at any time and for any reason amend, modify, suspend, discontinue or terminate the Plan without notice; provided that no Participant’s existing rights in respect of existing Options are adversely affected thereby. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)  Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to change the Purchase Price, Offering Periods, Purchase Periods, eligibility requirements, limit or increase the frequency and/or number of changes in the amount withheld during a Purchase Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in an amount less than or greater than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan; provided, however, that changes to (i) the Purchase Price, (ii) the Offering Period, (iii) the Purchase Period, (iv) the maximum percentage of Compensation that may be deducted pursuant to Section 6(a) or (v) the maximum number of Shares that may be purchased in a Purchase Period, shall not be effective until communicated to Participants in a reasonable manner, with the determination of such reasonable manner in the sole discretion of the Board or the Committee.

20.   NO OTHER OBLIGATIONS. The receipt of an Option pursuant to the Plan shall impose no obligation upon the Participant to purchase any Shares covered by such Option. Nor shall the granting of an Option pursuant to the Plan constitute an agreement or an understanding, express or implied, on the part of the Company to employ the Participant for any specified period.

21.   NOTICES AND COMMUNICATION. Any notice or other form of communication which the Company or a Participant may be required or permitted to give to the other shall be provided through such means as designated by the Committee, including but not limited to any paper or electronic method.

22.   CONDITION UPON ISSUANCE OF SHARES.

(a)  Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

2025 Proxy Statement	B-8

23.   GENERAL COMPLIANCE. The Plan will be administered and Options will be exercised in compliance with the 1933 Act, the 1934 Act and all other applicable securities laws and Company policies, including without limitation, any insider trading policy of the Company.

24.   TERM OF THE PLAN. The Plan shall become effective upon the earlier to occur of (i) its adoption by the Board and (ii) its approval by the stockholders of the Company (the earlier of such events, the “Effective Date”), and shall continue in effect until the earlier of (A) the termination of the Plan pursuant to Section 19 hereof and (B) the ten-year anniversary of the Effective Date, with no new Offering Periods commencing on or after such ten-year anniversary.

25.   GOVERNING LAW. The Plan and all Options granted hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without reference to choice of law principles and subject in all cases to the Code and the regulations thereunder.

26.   NON-U.S. PARTICIPANTS. To the extent permitted under Section 423 of the Code, without the amendment of the Plan, the Company may provide for the participation in the Plan by Employees who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Company be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Company may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or the Participating Subsidiaries operate or have employees. Each subplan shall constitute a separate “offering” under this Plan in accordance with Treas. Reg. §1.423-2(a) and, to the extent inconsistent with the requirements of Section 423, any such subplan shall be considered part of the Non-423 Component, and rights granted thereunder shall not be required by the terms of the Plan to comply with Section 423 of the Code.

27.   SECTION 409A. The 423 Component is exempt from the application of Section 409A of the Code, and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. The Non-423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

2025 Proxy Statement	B-9

biodesix® P.O. BOX 8016, CARY, NC 27512-9903 You vote matters Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Biodesix, Inc. For Stockholders of record as of March 24, 2025 Tuesday, May 20, 2025 1:00 PM, Mountain Time Annual meeting to be held virtually via the internet-please visit www.proxydocs.com/BDSX for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 1:00 PM, Mountain Time, May 20, 2025. Internet: www.proxypush.com/BDSX Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-291-6774 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/BDSX This proxy is being solicited on behalf of the Board of Directors The undersigned stockholder of Biodesix, Inc. hereby appoints Robin Harper Cowie and Chris Vazquez, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Biodesix, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved biodesix® Biodesix, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL OF THE LISTED NOMINEES AND ON PROPOSALS 2, 3 & 4 PROPOSAL 1. To elect the two Class II directors named in this proxy statement to hold office until the 2028 annual meeting of stockholders; YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1.01 Lawrence T. Kennedy, Jr. FOR WITHHOLD FOR 1.02 Matthew Strobeck, Ph.D. FOR 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025; FOR AGAINST ABSTAN FOR 3. To approve an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20 inclusive, as determined by our board of directors in its discretion, subject to our board of directors’ authority to abandon such amendments; FOR 4. To approve the Company’s Amended and Restated Employee Stock Purchase Plan 5. To conduct any other business properly brought before the meeting, or any adjournment or postponement thereof. FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/BDSX Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) date